$95,000,000

                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 28, 2000
                                      AMONG
                           PARAGON TRADE BRANDS, INC.
                                   AS BORROWER

                                       AND
                      THE LENDERS AND ISSUERS PARTY HERETO
                                       AND
                               CITICORP USA, INC.
                             AS ADMINISTRATIVE AGENT
                                       AND
                              SALOMON SMITH BARNEY
                                   AS ARRANGER



                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

                                TABLE OF CONTENTS



                                            ARTICLE I

                        DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

         Section 1.1.      Defined Terms................................................................1

         Section 1.2.      Computation of Time Periods.................................................30

         Section 1.3.      Accounting Terms and Principles.............................................30

         Section 1.4.      Certain Terms...............................................................30

                                           ARTICLE II

                                          THE FACILITY

         Section 2.1.      The Revolving Credit Commitments............................................31

         Section 2.2.      Borrowing Procedures........................................................31

         Section 2.3.      Swing Loans.................................................................32

         Section 2.4.      Letters of Credit...........................................................34

         Section 2.5.      Reduction and Termination of the Revolving Credit
                             Commitments...............................................................38

         Section 2.6.      Repayment of Loans..........................................................39

         Section 2.7.      Evidence of Debt............................................................39

         Section 2.8.      Optional Prepayments........................................................39

         Section 2.9.      Mandatory Prepayments.......................................................40

         Section 2.10.     Interest....................................................................41

         Section 2.11.     Conversion/Continuation Option..............................................42

         Section 2.12.     Fees........................................................................42

         Section 2.13.     Payments and Computations; Protective Advances..............................43

         Section 2.14.     Special Provisions Governing Eurodollar Rate Loans..........................46

         Section 2.15.     Capital Adequacy............................................................47

         Section 2.16.     Taxes.......................................................................47

         Section 2.17.     Substitution of Lenders.....................................................49

                                           ARTICLE III

                                       CONDITIONS TO LOANS AND LETTERS OF CREDIT

         Section 3.1.      Conditions Precedent to Initial Loans and Letters of Credit.................50

         Section 3.2.      Conditions Precedent to Each Loan and Letter of Credit......................53

                                       i

         Section 3.3.      Conditions to Increased Fixed Asset Amount Availability.....................56

                                           ARTICLE IV

                                 REPRESENTATIONS AND WARRANTIES

         Section 4.1.      Corporate Existence; Compliance with Law....................................55

         Section 4.2.      Corporate Power; Authorization; Enforceable Obligations.....................56

         Section 4.3.      Ownership of Borrower; Subsidiaries.........................................56

         Section 4.4.      Financial Statements........................................................57

         Section 4.5.      Material Adverse Change.....................................................57

         Section 4.6.      Solvency....................................................................58

         Section 4.7.      Litigation..................................................................58

         Section 4.8.      Taxes.......................................................................58

         Section 4.9.      Full Disclosure.............................................................59

         Section 4.10.     Margin Regulations..........................................................59

         Section 4.11.     No Burdensome Restrictions; No Defaults.....................................59

         Section 4.12.     Investment Company Act; Public Utility Holding Company Act..................59

         Section 4.13.     Use of Proceeds.............................................................59

         Section 4.14.     Insurance...................................................................60

         Section 4.15.     Labor Matters...............................................................60

         Section 4.16.     ERISA.......................................................................60

         Section 4.17.     Environmental Matters.......................................................61

         Section 4.18.     Intellectual Property.......................................................61

         Section 4.19.     Title; Real Property........................................................62

         Section 4.20.     Related Documents...........................................................63

         Section 4.21.     Year 2000 Compliance........................................................64

                                            ARTICLE V

                                       FINANCIAL COVENANTS

         Section 5.1.      Maximum Leverage Ratio......................................................64

         Section 5.2.      Minimum Fixed Charge Coverage Ratio.........................................64

         Section 5.3.      Minimum EBITDA..............................................................65

         Section 5.4.      Maintenance of Tangible Net Worth...........................................65

         Section 5.5.      Capital Expenditures........................................................66

                                       ii

                                           ARTICLE VI

                                       REPORTING COVENANTS

         Section 6.1.      Financial Statements........................................................66

         Section 6.2.      Default Notices.............................................................68

         Section 6.3.      Litigation..................................................................68

         Section 6.4.      Notices under Related Documents.............................................68

         Section 6.5.      SEC Filings; Press Releases.................................................68

         Section 6.6.      Labor Relations.............................................................68

         Section 6.7.      Tax Returns.................................................................69

         Section 6.8.      Insurance...................................................................69

         Section 6.9.      ERISA Matters...............................................................69

         Section 6.10.     Environmental Matters.......................................................69

         Section 6.11.     Borrowing Base Determination................................................70

         Section 6.12.     Other Information...........................................................71

                                           ARTICLE VII

                                      AFFIRMATIVE COVENANTS

         Section 7.1.      Preservation of Corporate Existence, Etc....................................71

         Section 7.2.      Compliance with Laws, Etc...................................................71

         Section 7.3.      Conduct of Business.........................................................72

         Section 7.4.      Payment of Taxes, Etc.......................................................72

         Section 7.5.      Maintenance of Insurance....................................................72

         Section 7.6.      Access......................................................................72

         Section 7.7.      Keeping of Books............................................................72

         Section 7.8.      Maintenance of Properties, Etc..............................................72

         Section 7.9.      Application of Proceeds.....................................................73

         Section 7.10.     Environmental...............................................................73

         Section 7.11.     Additional Collateral and Guaranties........................................73

         Section 7.12.     Cash Collateral Accounts and Cash Management System.........................73

         Section 7.13.     Real Property...............................................................74

                                          ARTICLE VIII

                                       NEGATIVE COVENANTS

         Section 8.1.      Indebtedness................................................................75

                                      iii

         Section 8.2.      Liens, Etc..................................................................76

         Section 8.3.      Investments.................................................................77

         Section 8.4.      Sale of Assets..............................................................78

         Section 8.5.      Restricted Payments.........................................................78

         Section 8.6.      Restriction on Fundamental Changes..........................................79
         Section 8.7.      Change in Nature of Business................................................79

         Section 8.8.      Transactions with Affiliates................................................79

         Section 8.9.      Restrictions on Subsidiary Distributions; No New Negative
                           Pledge

         Section 8.10.     Modification of Constituent Documents.......................................80

         Section 8.11.     Modification of Related Documents...........................................80

         Section 8.12.     Modification of Senior Subordinated Notes;..................................80

         Section 8.13.     Accounting Changes; Fiscal Year.............................................80

         Section 8.14.     Margin Regulations..........................................................80

         Section 8.15.     Operating Leases; Sale/Leasebacks...........................................81

         Section 8.16.     Cancellation of Indebtedness Owed to It.....................................81

         Section 8.17.     No Speculative Transactions.................................................81

         Section 8.18.     Compliance with ERISA.......................................................81

         Section 8.19.     Environmental...............................................................81

                                           ARTICLE IX

                                        EVENTS OF DEFAULT

         Section 9.1.      Events of Default...........................................................81

         Section 9.2.      Remedies....................................................................83

         Section 9.3.      Actions in Respect of Letters of Credit.....................................83

         Section 9.4.      Rescission..................................................................84

                                            ARTICLE X

                                    THE ADMINISTRATIVE AGENT

         Section 10.1.     Authorization and Action....................................................84

         Section 10.2.     Administrative Agent's Reliance, Etc........................................85

         Section 10.3.     The Administrative Agent Individually.......................................85

         Section 10.4.     Lender Credit Decision......................................................85

         Section 10.5.     Indemnification.............................................................86

                                       iv

         Section 10.6.     Successor Administrative Agent..............................................86

         Section 10.7.     Concerning the Collateral and the Collateral Documents......................87

         Section 10.8.     Collateral Matters Relating to Related Obligations..........................88

                                           ARTICLE XI

                                          MISCELLANEOUS

         Section 11.1.     Amendments, Waivers, Etc....................................................88

         Section 11.2.     Assignments and Participations..............................................90

         Section 11.3.     Costs and Expenses..........................................................92

         Section 11.4.     Indemnities.................................................................93

         Section 11.5.     Limitation of Liability.....................................................94

         Section 11.6.     Right of Set-off............................................................94

         Section 11.7.     Sharing of Payments, Etc....................................................95

         Section 11.8.     Notices, Etc................................................................95

         Section 11.9.     No Waiver; Remedies.........................................................96

         Section 11.10.    Binding Effect..............................................................96

         Section 11.11.    Governing Law...............................................................96

         Section 11.12.    Submission to Jurisdiction; Service of Process..............................96

         Section 11.13.    Waiver of Jury Trial........................................................97

         Section 11.14.    Marshaling; Payments Set Aside..............................................97

         Section 11.15.    Section Titles..............................................................98

         Section 11.16.    Execution in Counterparts...................................................98

         Section 11.17.    Entire Agreement............................................................98

         Section 11.18.    Confidentiality.............................................................98

SCHEDULES
 Schedule I      -        Revolving Credit Commitments
 Schedule II     -        Applicable Lending Offices and Addresses for Notices
 Schedule 4.2    -        Consents
 Schedule 4.3    -        Ownership of Subsidiaries
 Schedule 4.7    -        Litigation
 Schedule 4.8    -         Taxes
 Schedule 4.15   -        Labor Matters
 Schedule 4.16   -        List of Plans
 Schedule 4.17   -        Environmental Matters
 Schedule 4.18   -        Intellectual Property
 Schedule 8.1    -        Existing Indebtedness
 Schedule 8.2    -        Existing Liens
 Schedule 8.3    -        Existing Guaranty Obligations
 Schedule 8.3    -        Existing Investments

                                    EXHIBITS

Exhibit A        -        Form of Assignment and Acceptance
Exhibit B        -        Form of Revolving Credit Note
Exhibit C        -        Form of Notice of Borrowing
Exhibit D        -        Form of Letter of Credit Request
Exhibit E        -        Form of Borrowing Base Certificate
Exhibit F        -        Form of Notice of Conversion or Continuation
Exhibit G        -        Form of Opinion of Counsel for the Loan Parties
Exhibit H        -        Form of Guaranty
Exhibit I        -        Form of Pledge and Security Agreement
Exhibit J        -        Form of Blocked Account Letter

                  CREDIT AGREEMENT, dated as of January 28, 2000, among PARAGON TRADE BRANDS, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined below), the Issuers (as defined below) and CITICORP USA, INC. ("CITICORP"), as agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, on January 6, 1998 the Borrower commenced a case under Chapter 11 of the Bankruptcy Code; and

                  WHEREAS, on November 15, 1999 the Borrower filed its Second Amended Plan of Reorganization and Disclosure Statement with the Bankruptcy Court; and

                  WHEREAS, on January 13, 2000 the Bankruptcy Court entered the Confirmation Order; and

                  WHEREAS, as a condition to the effectiveness of the Plan of Reorganization, the Borrower is required to obtain working capital financing of at least $95,000,000, and has requested that the Lenders and Issuers make available to the Borrower a revolving credit and letter of credit facility in order to satisfy such condition; and

                  WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

                  WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

          SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT"  means any  "account,"  as such term is  defined  in
Section 9-106 of the New York UCC, now owned or hereafter acquired by the Borrower.

                  "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the New York UCC.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

                  "ADVANCE RATE" means (a) up to 80% in the case of Eligible Receivables, (b) up to 65% in the case of Eligible Raw Materials, (c) up to 65% in the case of Eligible Work-in-Process, (d) up to 65% in the case of Eligible Finished Goods, (e) up to 15% in the case of Eligible Supplies, and (f) up to 25% in the case of Eligible Parts.

                  "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Credit Agreement.

                  "APPLICABLE MARGIN" means (a) during the period commencing on the Closing Date and ending on March 31, 2001, with respect to the Revolving Loans maintained as (i) Base Rate Loans, a rate equal to 1.50% per annum and
(ii) Eurodollar Rate Loans, a rate equal to 2.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to SECTION 6.1) set forth below:


                     LEVERAGE RATIO                          BASE RATE LOANS   EURODOLLAR RATE
                                                                                    LOANS
------------------------------------------------------------ ----------------- -----------------
Greater than or equal to 4.75 to 1                                1.75%             2.75%

Less than 4.75 to 1 and equal to or greater
than 4 to 1                                                       1.50%             2.50%

Less than 4 to 1 and equal to or greater than 3 to 1              1.25%             2.25%

Less than 3 to 1                                                  1.00%             2.00%


Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Loans two Business Days after delivery by the Borrower to the Administrative Agent of new financial statements pursuant to SECTION 6.1(B) for each of the first three Fiscal Quarters of each Fiscal Year and SECTION 6.1(C) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in SECTION 6.1(B) or (C), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements shall equal the highest Applicable Margin set forth above.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPLICABLE UNUSED COMMITMENT FEE RATE" means 0.5% per annum.

                  "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ASSET SALE" has the meaning specified in SECTION 8.4.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of EXHIBIT A.

                  "AVAILABILITY RESERVES" means, as of two Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent, as directed by the Requisite Lenders, may from time to time establish against the Facility, in the Requisite Lenders' sole discretion exercised reasonably and in accordance with customary business practices for comparable asset based transactions of $50,000,000 or more, in order either (a) to preserve the value of the Collateral or the Administrative Agent's Lien thereon, or (b) to provide for the payment of unanticipated liabilities of any of the Loan Parties arising after the Closing Date.

                  "AVAILABLE CREDIT" means, at any time, an amount equal to (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and
(ii) the Borrowing Base at such time, MINUS (b) the sum of (i) the aggregate Revolving Credit Outstandings at such time and (ii) any Availability Reserves in effect at such time.

                  "BAILEE'S LETTER" means a letter in form and substance reasonably acceptable to the Administrative Agent executed by any Person (other than the Borrower) who is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto.

                  "BANKRUPTCY CODE" means title 11, United States Code, as amended from time to time.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of Georgia.

                  "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum PLUS
         (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

          (c)    the sum of (i) 0.5% per annum PLUS (ii) the Federal Funds Rate.

                  "BASE RATE LOAN" means any Loan during any period in which it bears interest based on the Base Rate.

                  "BLOCKED ACCOUNT" has the meaning specified in the Blocked Account Letter.

                  "BLOCKED ACCOUNT BANK" means Wachovia Bank or such other financial institution selected or approved by the Administrative Agent.

                  "BLOCKED ACCOUNT LETTER" means the agreement between the Blocked Account Bank and each other financial institution with which the Borrower shall have established a Blocked Account (or any other account into which proceeds of Accounts are deposited) and the Administrative Agent, substantially in the form of EXHIBIT J (with such changes thereto as are satisfactory to the Administrative Agent), as such agreements may be amended from time to time in accordance with the terms thereof.

                  "BORROWING" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "BORROWING BASE" means (a) the sum of (i) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible Receivables of the Borrower (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted at such time), (ii) the product of the Advance Rate then in effect for Eligible Finished Goods, Eligible Raw Materials, Eligible Work-in-Process, Eligible Supplies and Eligible Parts (valued, in each case, at the lower of cost and market on a first-in, first-out basis) constituting each such class at such time of the Borrower, and (iii) the Fixed Asset Amount then in effect, MINUS (b) any Eligibility Reserve then in effect.

                  "BORROWING BASE CERTIFICATE" means a certificate of the Borrower substantially in the form of EXHIBIT E.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "CASE" means the case commenced by the Borrower on January 6, 1998 under Chapter 11 of the Bankruptcy Code.

                  "CASH COLLATERAL ACCOUNT" means the cash collateral account opened by the Bororwer with the Administrative Agent for the deposit of cash collateral in accordance with the Loan Documents.

                  "CASH EQUIVALENTS" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("MOODY'S"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in CLAUSES (A) through (C) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; PROVIDED, HOWEVER, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                  "CASH INTEREST EXPENSE" means, with respect to any Person for any period, the Interest Expense of such Person for such period LESS the Non-Cash Interest Expense of such Person for such period.

                  "CASH  SWEEP  EVENT"  has the  meaning  specified  in  SECTION
7.12(E).

                  "CHANGE OF CONTROL" means any event, transaction or occurrence as a result of which (a) Wellspring shall cease to own and control all of the economic and voting rights associated with ownership of at least thirty-five percent (35%) (or such higher percentage as may be necessary to ensure that Wellspring's ownership of the outstanding Voting Stock of the Borrower exceeds that of any other holder of Voting Stock of the Borrower (including any

Affiliate of any such holder) calculated on a fully-diluted basis) of the outstanding Voting Stock of all classes of the Borrower on a fully diluted basis; or (b) during any period of twenty-four consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "CITIBANK"   means   Citibank,   N.A.,   a   national  banking
association.

                  "CITICORP" has the meaning specified in the preamble to this Agreement.

                  "CLOSING DATE" means the first date on which any Loan is made or Letter of Credit is issued.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                  "COMPLIANCE CERTIFICATE" has the meaning specified in SECTION 6.1(D).

                  "CONCENTRATION ACCOUNT" has the meaning specified in Section 7.12.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court entered pursuant to Section 1129 of the Bankruptcy Code confirming the Plan of Reorganization.

                  "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person at any date, the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

                  "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date which should, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Financial Covenant Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

                  "CONSOLIDATED NET INCOME" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP PROVIDED, HOWEVER, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and
(ii) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "CONSTITUENT DOCUMENTS" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "CONTAMINANT" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "CONTROL ACCOUNT LETTER" has the meaning specified in the Pledge and Security Agreement.

                  "CREDITORS'   COMMITTEE"  means  the  Official   Committee  of
Unsecured Creditors of the Borrower appointed in the Case.

                  "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

          (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b)      Liens  of   landlords   arising   by  statute  and  liens  of
         suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

          (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "DEBT ISSUANCE" means the incurrence of Indebtedness of the type specified in CLAUSE (A) and (B) of the definition of "INDEBTEDNESS" by the Borrower or any of its Subsidiaries.

                  "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "DISCLOSURE STATEMENT" means the disclosure statement of the Borrower dated November 15, 1999, as amended, modified or supplemented from time to time, describing the Second Amended Plan of Reorganization (and the transactions and events contemplated thereby) filed on November 15, 1999.

                  "DISQUALIFIED STOCK" means with respect to any Person, any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Scheduled Termination Date.

                  "DOCUMENTARY LETTER OF CREDIT" means any letter of credit issued by an Issuer pursuant to SECTION 2.4 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on SCHEDULE II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

                  "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period PLUS
(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants and (vi) to the extent not included under clause (iii) above, all non-recurring restructuring charges (including severance payments) associated with the closing or downsizing of a plant or other facility MINUS (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in CLAUSE (B)(V) above by reason of a decrease in the value of any Stock or Stock Equivalent.

                  "EFFECTIVE DATE OF REORGANIZATION" means the first date on which the Plan of Reorganization shall have become effective in accordance with its terms.

                  "ELIGIBILITY RESERVES" means, effective as of two Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent, in its sole discretion, may from time to time establish against the gross amounts of Eligible Receivables, Eligible Finished Goods, Eligible Raw Materials, Eligible Supplies, Eligible Work-in-Process and Eligible Parts to reflect risks or contingencies which may affect any one or class of such items and which have not already been taken into account in the calculation of the Borrowing Base.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans, and having total assets in excess of $250,000,000 or, to the extent assets are less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "ELIGIBLE EQUIPMENT" means the Equipment of the Borrower (a) which is owned solely by the Borrower, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien (subject to Customary Permitted Liens), (c) with respect to which no representation or warranty contained in any of the Loan Documents has been breached, (d) which is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable and (e) which the Administrative Agent deems to be Eligible Equipment, based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate.

                  "ELIGIBLE FINISHED GOODS" means Inventory comprised of finished goods (which are classified, consistent with past practice, as Eligible Finished Goods in the Borrower's accounting system) and which is otherwise Eligible Inventory.

                  "ELIGIBLE INVENTORY" means the Inventory of the Borrower (other than any Inventory which has been consigned by the Borrower) including raw materials, work-in-process, finished goods, parts and supplies (a) which is owned solely by the Borrower, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any of the Loan Documents has been breached, (d) which is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable, (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by the Borrower pursuant to a trademark owned by the Borrower or a license granted to the Borrower) the Administrative Agent would have rights under such trademark or license pursuant to the Pledge and Security Agreement or other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, and (f) which the Administrative Agent deems to be Eligible Inventory based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate. No Inventory of the Borrower shall be Eligible Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) goods to be returned to its suppliers, (iii) goods located, stored, used or held at any of the Borrower's current sales offices located in Washington, Arizona, New York, Utah or Ohio, (iv) goods in transit to third parties, or (v) goods located at the premises of a third party, unless in the case of (v) (i)(A) the Administrative Agent shall have received a Landlord Waiver or Bailee's Letter or (B) in the case of Inventory located at a leased premises, an Eligibility Reserve satisfactory to the Administrative Agent shall have been established with respect thereto and (ii) an appropriate UCC-1 financing statement shall have been executed and properly filed.

                  "ELIGIBLE PARTS" means Inventory comprised of parts (which are classified, consistent with past practice, as Eligible Parts in the Borrower's accounting system) and which is otherwise Eligible Inventory but which do not constitute Eligible Supplies.

                  "ELIGIBLE RAW MATERIALS" means Inventory comprised of raw materials (which are classified, consistent with past practice, as Eligible Raw Materials in the Borrower's accounting system) and which is otherwise Eligible Inventory but which do not constitute Eligible Supplies or Eligible Parts.

                  "ELIGIBLE REAL PROPERTY" means any parcel of owned Real Property in the United States of the Borrower and the Subsidiary Guarantors as to which each of the following conditions has been satisfied at such time:

          (a) (i) a first priority perfected Lien on such parcel of Real Property (subject to Customary Permitted Liens) shall have been granted by the Borrower in favor of the Administrative Agent pursuant to a Mortgage and (ii) such Lien shall be in full force and effect in favor of the Administrative Agent at such time;

          (b) except as otherwise permitted by the Administrative Agent, the Administrative Agent and the title insurance company issuing the policy referred to in CLAUSE (C) of this definition shall have received maps or plats of an as-built survey of such parcel of Real Property certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance satisfactory to the Administrative Agent;

          (c) the Administrative Agent shall have received in respect of such parcel of Real Property (i) a mortgagee's title policy (or policies) ("MORTGAGEE'S TITLE INSURANCE POLICY") dated a date reasonably satisfactory to the Administrative Agent, and such policy shall (A) be in an amount not less than the Mortgage Value (as of the Closing Date) of such parcel of Real Property, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Customary Permitted Liens, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender's endorsement and any other endorsements reasonably required by the Administrative Agent (including, but not limited to, a revolving credit endorsement and a floating rate endorsement, if reasonably available) and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company,
         Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers), (ii) evidence satisfactory to it that all premiums in respect of each such policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid and (iii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

          (d) the Administrative Agent shall have received an appraisal (in the case of any appraisals received after the Closing Date, dated as of a date reasonably acceptable to the Administrative Agent) with respect to such parcel of Real Property that is satisfactory in form and substance to the Administrative Agent and performed by an appraiser that is satisfactory to the Administrative Agent;

          (e) a Phase I environmental report with respect to such parcel of Real Property, dated a date not more than one year prior to the Closing Date, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

          (f) no casualty shall have occurred materially affecting the value or affecting the use or operation of such parcel of Real Property if such casualty has not been restored or repaired by the mortgagor under the Mortgage encumbering such parcel of Real Property;

          (g) no condemnation or taking by eminent domain shall have occurred nor shall any notice of any pending or threatened condemnation or other proceeding against such parcel of Real Property been delivered to the owner or lessee of such parcel of Real Property which would materially affect the use, operation or value of such; and

          (h) the mortgagor under the relevant Mortgage encumbering such parcel of Real Property shall (i) make such representations and warranties and covenants as are reasonably required by the Administrative Agent, (ii) in all material respects comply with all Requirements of Law of any Governmental Authority applicable to such parcel of Real Property or to the use or occupancy thereof, and (iii) pay and discharge all taxes of every kind and nature, all assessments, all water and sewer rents and charges and all other charges which may become a lien on the Real Property on or before the date the same becomes delinquent.

                  "ELIGIBLE RECEIVABLE" means the gross outstanding balance of those Accounts of the Borrower arising out of sales of merchandise, goods or services in the ordinary course of business, which are made by the Borrower to a Person that is not an Affiliate of the Borrower, which are not in dispute, and that constitute Collateral in which the Administrative Agent has a fully perfected first priority Lien (subject to Customary Permitted Liens); PROVIDED, HOWEVER, that an Account shall in no event be an Eligible Receivable if:

          (a) (i) such Account is more than 60 days past due according to the original terms of sale, or (ii) 90 days past the original invoice date thereof; or

          (b) any warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

          (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the Borrower but only to the extent of such dispute or claim; or

          (d) the Account Debtor on such Account has: (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; (ii) made an assignment for the benefit of creditors; (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation; or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, unless such Account Debtor (A) is a debtor-in-possession in a case then pending under chapter 11 of the Bankruptcy Code, (B) has established debtor-in-possession financing which is satisfactory to the Administrative Agent in its sole discretion and (C) otherwise satisfies each of the requirements set forth in this definition of Eligible Receivables; or

          (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of the Borrower unless such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion; or

          (f) the sale represented by such Account is to an Account Debtor located outside the United States or Canada, unless the sale is on letter of credit or acceptance terms acceptable to the Administrative Agent, in its sole discretion; or

          (g)      the sale to such Account Debtor on such Account is on a bill-
         on-hold,   guaranteed  sale,   sale-and-return,   sale-on-approval   or
         consignment basis; or

          (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties; or

          (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Borrower's business; or

          (j) the Account Debtor on such Account is located in New Jersey or Minnesota, unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or
         (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

          (k) the Account Debtor on such Account is a Governmental Authority, unless the Borrower has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

          (l) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Administrative Agent, in accordance with the provisions hereof, to be, ineligible; or

          (m) the sale represented by such Account is denominated in a currency other than Dollars or Canadian Dollars; or

          (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion; or

          (o) the Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

          (p) the total Accounts of such Account Debtor to the Borrower represent more than 20%, (or, in the case of Wal-Mart and its Affiliates, 50%) of the Eligible Receivables individually or in the aggregate as to the Borrower at such time, but only to the extent of such excess; or

          (q) the total Accounts of all Account Debtors located in Canada to the Borrower represent more than 20% of the Eligible Receivables individually or in the aggregate as to the Borrower at such time, but only to the extent of such excess.

                  "ELIGIBLE SUPPLIES" means Inventory comprised of materials used or consumed or to be used or consumed in the manufacture, processing, packaging, delivery or shipping of Eligible Finished Goods (which are classified, consistent with past practice, as Eligible Supplies in the
Borrower's consolidated accounting system) and which is otherwise Eligible Inventory but which do not constitute Eligible Parts.

                  "ELIGIBLE WORK-IN-PROCESS" means Inventory comprised of work-in-process which is classified, consistent with past practice, as Eligible Work-in-Process in the Borrower's consolidated accounting system) and which is otherwise Eligible Inventory.

                  "ENVIRONMENTAL LAWS" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C.Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f ET SEQ.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 ET SEQ.).

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "ENVIRONMENTAL   LIEN"   means   any  Lien  in  favor  of  any
Governmental Authority for Environmental Liabilities and Costs.

                  "EQUIPMENT"  means any "equipment," as such term is defined in
Section 9-109(2) of the New York UCC, now owned or hereafter acquired by the Borrower.

                  "EQUITY ISSUANCE" means the issue or sale of any Stock of the Borrower or any of the Subsidiaries of the Borrower by the Borrower or any of the Subsidiaries of the Borrower to any Person other than the Borrower or any of such Subsidiaries.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

                  "ERISA  EVENT"  means  (a) a  reportable  event  described  in
Section  4043(b) or  4043(c)(1),  (2),  (3),  (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "EURODOLLAR BASE RATE" means the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day before the first day of each Interest Period. In the event that such rate does not appear on Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% MINUS the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "EURODOLLAR RATE LOAN" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 10.1.

                  "EXCLUDED  PROPERTY"  has the  meaning  set  forth in  Section
8.4(f).

                  "EXISTING FOREIGN JOINT VENTURE AGREEMENTS" means (a) that certain Pledge Agreement dated as of January 26, 1996 by and among PTB International, Inc., International Disposable Products Investments, Ltd. and Danielson Trust Company; (b) that certain Investment Agreement dated January 26, 1996 by and among Mr. Gilberto Marin Quintero, Grupo P.I. Mabe, S.A. de C.V., the Company, and PTB International, Inc.; (c) that certain Put and Call Option Agreement for Grupo Mabe Shares dated as of January 26, 1996 between Mr. Gilberto Marin Quintero, the Company, PTB International, Inc. and Grupo P.I. Mabe, S.A. de C.V.; (d) that certain Joint Venture Agreement dated January 26, 1996 by and between Mr. Gilberto Marin Quintero, the Company and PTB International, Inc. and Paragon Mabesa International de C.V.; (e) that certain Shareholder Agreement dated August 26, 1997 by and between PTB International, Inc. and Euro America 2000 Trust; (f) that certain Shareholders Agreement of Serenity S.A. dated August 26, 1997 by and among Stronger Corporation S.A., Cerro Moteado S.A., PTB International, Inc., Euro American 2000 Trust, Mr. Mario Walter Garcia and Mr. Juan Carlos Marshall; (g) that certain Irrevocable Call Option Agreement dated as of November 6, 1996 by and between International Disposable Products Investments, Ltd. (now, Hortela Investiments, S.A. by reason of merger), PTB International, Inc., Juliette Research S.A. and the Company; (h) that certain Facility Financing Side Letter dated January 26, 1996 by and among Mr. Gilberto Marin Quintero, PTB International, Inc. and the Company; (i) Articles of Association of Goodbaby Paragon Hygienic Products Co. Ltd.; (j) that certain Joint Venture Contract dated September 30, 1997 among Goodbaby Group Co., the Company and First Shanghai Investments Ltd.; (k) that certain Technology License Agreement dated January 26, 1996 by and between Grupo P.I. Mabe, S.A. de C.V. and the Company; (l) that certain Technology License Agreement dated January 26, 1996 by and between Paragon Mabesa International, S.A. de C.V. and the Company; (m) that certain Transfer of Technology and Licensing Contract dated as of September 30, 1997 by and between the Company and Goodbaby Paragon Hygienic Products Co. Ltd.; (n) that certain Product Supply and Services Agreement dated January 26, 1996 by and between Paragon-Mabesa International, S.A. de C.V. and the Company, as amended by First Amendment to the Product Supply and Services Agreement dated March 14, 1997; (o) those certain Purchase Loan and Security Agreements by and between Paragon-Mabesa International, S.A. de C.V. and the Company; and (p) that certain Agreement as to Contingent Labor Liability regarding the facility in Tijuana, and any other document, instrument or agreement relating to any of the foregoing in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "FACILITY" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

                  "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "FEE LETTER" shall mean the letter dated as of October 13, 1999, addressed to the Borrower from Citicorp and accepted by the Borrower on October 15, 1999, with respect to certain fees to be paid from time to time to Citicorp and the Arranger.

                  "FINANCIAL COVENANT DEBT" of any Person means Indebtedness of the type specified in CLAUSES (A), (B), (D), (E), (F) and (H) of the definition of "INDEBTEDNESS".

                  "FINANCIAL STATEMENTS" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with SECTIONS 4.4 and 6.1.

                  "FINAL ORDER" means an order of the Bankruptcy Court that is in effect and is not stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing in form and substance reasonably satisfactory to the Borrower, or in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari, reargument or rehearing has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

                  "FISCAL MONTH" means (a) for the Fiscal Year ending on December 31, 2000, each of the monthly periods ending on January 28, February 27, March 26, April 30, May 28, June 25, July 30, August 27, September 24, October 29, November 26 and December 31; (b) for the Fiscal Year ending on December 30, 2001, each of the monthly periods ending on February 4, March 4, April 1, May 6, June 3, July 1, August 5, September 2, September 30, November 4, December 2 and December 30; and (c) for the Fiscal Year ending on December 29, 2002, each of the monthly periods ending on February 3, March 3, March 31, May 5, June 2, June 30, August 4, September 1, September 29, November 3, December 1 and December 29.

                  "FISCAL QUARTER" means (a) for the Fiscal Year ending on December 31, 2000, each of the three month periods ending on March 26, June 25, September 24 and December 31, and, in the case of the first Fiscal Quarter ending after the Closing Date, the period from the Closing Date through March 26, 2000, PROVIDED, HOWEVER, that the Fiscal Quarter ending March 26, 2000 shall commence on January 28, 2000; (b) for the Fiscal Year ending on December 30, 2001, each of the three month periods ending on April 1, July 1, September 30 and December 30; and (c) for the Fiscal Year ending on December 29, 2002, each of the three month periods ending on March 31, June 30, September 29 and December 29.

                  "FISCAL YEAR" means the twelve month periods ending on December 31, 2000, December 30, 2001 and December 29, 2002; PROVIDED that the Fiscal Year ending December 31, 2000 shall be deemed to begin on the Closing Date.

                  "FIXED ASSET AMOUNT" means (A) prior to the satisfaction of the conditions set forth in SECTION 3.3, $15,000,000; and (B) thereafter, the lesser of (a) $30,000,000 and (b) the sum of (i) 75% of the orderly liquidation value of the Borrower's Eligible Equipment and (ii) 50% of the Fair Market Value of the Borrower's Eligible Real Property, as determined by the Administrative Agent on the basis of the most recent appraisal provided to the Administrative Agent in accordance with SECTION 6.11; PROVIDED, HOWEVER, that the Fixed Asset Amount shall be further adjusted as required by SECTIONS 6.11(D) AND 8.4.

                  "FIXED CHARGES" means, for any Person for any period, the sum of (a) the Cash Interest Expense of such Person for such period, (b) the principal amount of Financial Covenant Debt of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period, and (c) all cash dividends payable by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries.

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) EBITDA less Capital Expenditures of such Person for such period less the total federal income tax liability actually payable by such Person for such period to (b) the Fixed Charges of such Person for such period.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL  AUTHORITY" means any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTY" means the guaranty, in substantially the form of EXHIBIT H, executed by each Subsidiary Guarantor.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such

Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of CLAUSE (B) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "INDEBTEDNESS" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business which are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNITEES" has the meaning specified in SECTION 12.5.

                  "INTEREST COVERAGE RATIO" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to Interest Expense of such Person for such period.

                  "INTEREST EXPENSE" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP that is reflected in Consolidated Net Income and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period MINUS (b) the sum of (i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP PLUS (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

                  "INTEREST PERIOD" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION 2.2 or 2.11, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to SECTION 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION 2.11; PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                    (ii) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                    (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                    (iv) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in ARTICLE II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                    (v)      the Borrower may not select any Interest Period  in

         respect of Loans having an aggregate principal amount of less than $2,000,000; and

                    (vi) there shall be outstanding at any one time no more than five Interest Periods in the aggregate.

                  "INTEREST  RATE  CONTRACTS"   means  all  interest  rate  swap
agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

                  "INVENTORY"  means any "inventory," as such term is defined in
Section 9-109(4) of the New York UCC, now owned or hereafter acquired by the Borrower, and wherever located.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "ISSUER" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

                  "LANDLORD WAIVER" means a letter in form and substance reasonably acceptable to the Administrative Agent, executed by a landlord in respect of Inventory of the Borrower located at any leased premises of the Borrower pursuant to which such landlord, among other things, waives or subordinates any Lien such landlord may have in respect of such Inventory.

                  "LEASES" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "LENDER" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "LETTER OF CREDIT" means any letter of credit issued pursuant to SECTION 2.4.

                  "LETTER OF CREDIT OBLIGATIONS" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

                  "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in SECTION 2.4(E).

                  "LETTER  OF  CREDIT  REQUEST"  has the  meaning  specified  in
SECTION 2.4(C).

                  "LETTER  OF CREDIT  SUBLIMIT"  has the  meaning  specified  in
SECTION 2.4(A)(IV).

                  "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "LEVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) Financial Covenant Debt of such Person as of the last day of such period to (b) EBITDA for such Person for such period.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), conveyance of security title, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing.

                  "LOAN" means any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "LOAN PARTY" means each of the Borrower, each Subsidiary Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "MABESA OPTION" means the Borrower's call option to acquire up to an additional 36% interest in the Stock of Grupo Mabesa, S.A. de C.V., a Mexican corporation ("Mabesa"), pursuant to the Irrevocable Call Option Agreement dated as of November 6, 1996 among the Borrower, Hortela Investimentos, S.A (successor by merger to International Disposable Products Investments, Ltd.), PTB International, Inc. and Juliette S.A..

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower individually or the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents (subject to Liens permitted under Section 8.2), (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents, or (e) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

                  "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "MATERIAL SUBSIDIARY" means any wholly-owned Subsidiary of the Borrower owning at least 10% of Total Assets generating at least 10% of Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis.

                  "MAXIMUM CREDIT" means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time MINUS (b) the aggregate amount of any Availability Reserve in effect at such time.

                   "MORTGAGE VALUE" means, with respect to any parcel of Eligible Real Property, the value of such parcel of Eligible Real Property at the time the applicable Mortgage was recorded as set forth in the appraisal delivered to and approved by the Administrative Agent with respect thereto.

                  "MORTGAGEE'S TITLE INSURANCE POLICY" has the meaning specified in the definition of Eligible Real Property.

                  "MORTGAGES" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

                   "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NET CASH PROCEEDS" means (a) proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any Asset Sale, other than Asset Sales permitted under CLAUSES
(A) through (E) and CLAUSE (G) and (H) of SECTION 8.4, net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; PROVIDED, HOWEVER, that the evidence of each of (I), (II) and (III) are provided to the Administrative Agent in form reasonably satisfactory to it;
(b) proceeds of insurance on account of the loss of or damage to any assets or property, and payments of compensation for any such assets or property taken by condemnation or eminent domain; and (c) proceeds received after the Closing Date by any Loan Party in cash or Cash Equivalents from (i) any Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries or pursuant to the Option
Agreement, the Warrant Agreement or Plan of Reorganization (as each such agreement is in effect on the Closing Date)), or (ii) any Debt Issuance (except for Indebtedness permitted under SECTION 8.1), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; PROVIDED, HOWEVER, that evidence of such costs is provided to the Administrative Agent.

                  "NET   WORTH"  of  any  Person   means,   at  any  date,   the
stockholders' equity that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries at such date prepared in conformity with GAAP.

                  "NEW YORK UCC" means the Uniform Commercial Code in effect in the State of New York.

                  "NON-CASH INTEREST EXPENSE" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing

Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

                  "NON-FUNDING LENDER" has the meaning specified in SECTION 2.2(D).

                  "NON-U.S. LENDER" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(A).

                  "NOTICE  OF  CONVERSION  OR  CONTINUATION"   has  the  meaning
specified in SECTION 2.11.

                  "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction, Hedging Contract or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money. The term "OBLIGATIONS" includes all letter of credit, cash management and other fees and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document and all obligations of the Borrower to cash collateralize Letter of Credit Obligations.

                  "Option Agreement" means the option agreement dated as of January 28, 2000 between the Borrower, as grantor, and PTB Acquisition Company, LLC, as grantee, relating to the sale of Stock of the Borrower to provide funds for the exercise of the Mabesa Option.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMIT" means any permit, approval,  authorization,  license,
variance  or  permission  required  from  a  Governmental   Authority  under  an
applicable Requirement of Law.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "PLAN OF REORGANIZATION" means the Modified Second Amended Plan of Reorganization of the Borrower under Chapter 11 of the Bankruptcy Code, filed in the Case by the Borrower and the Creditors' Committee on January 13, 2000.

                  "PLEDGE  AND  SECURITY  AGREEMENT"  means  an  agreement,   in
substantially the form of EXHIBIT I, executed by the Borrower and each Subsidiary Guarantor.

                  "PRO FORMA BALANCE SHEET" has the meaning specified in SECTION 4.4(D).

                  "PROJECTIONS"   means  those   financial   projections   dated
September 7, 1999 covering the fiscal years ending in 2000 through 2003, inclusive, to be delivered to the Lenders by the Borrower.

                  "RATABLE PORTION" or "RATABLY" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

                  "REAL PROPERTY" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Borrower or any of its Subsidiaries (the "LAND"), together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "REGISTER" has the meaning specified in SECTION 11.3.

                  "REIMBURSEMENT OBLIGATIONS" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "RELATED DOCUMENTS" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Warrant Agreement, the Warrants and the Plan of Reorganization.

                  "RELEASE" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "REORGANIZATION" means the reorganization of the Borrower described in the Plan of Reorganization.

                  "REQUIREMENT  OF LAW" means,  with respect to any Person,  the
common  law  and  all  federal,   state,  local  and  foreign  laws,  rules  and
regulations,   orders,  judgments,  decrees  and
other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "REQUISITE LENDERS" means, collectively, Lenders having more than fifty-one percent (51%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty-one percent (51%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "REQUISITE LENDERS."

                  "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Subsidiary Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions, and any refinancing of Indebtedness permitted by SECTION 8.1(E). Anything herein to the contrary notwithstanding, the making of any investment in compliance with
SECTION 8.3 of this Agreement shall not constitute a Restricted Payment.

                  "REVOLVING CREDIT BORROWING" means Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I under the caption "REVOLVING CREDIT COMMITMENT," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced or modified pursuant to this Agreement.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

                  "REVOLVING CREDIT OUTSTANDINGS" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time PLUS (b) the Letter of Credit Obligations outstanding at such time PLUS (c) the principal amount of the Swing Loans outstanding at such time.

                  "REVOLVING CREDIT TERMINATION DATE" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to SECTION 2.5 and (c) the date on which the Obligations become due and payable pursuant to SECTION 9.2.

                  "REVOLVING LOAN" has the meaning specified in SECTION 2.1.

                  "RIGHTS OFFERING" means the rights offering of up to 35% of Stock in the Borrower, as more fully described in the Plan of Reorganization.

                  "SCHEDULED TERMINATION DATE" means January 27, 2003.

                  "SECONDARY SECURITIES" has the meaning specified in the Senior Subordinated Note Indenture.

                  "SECURED OBLIGATIONS" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "SECURED  PARTIES"  means  the  Lenders,   the  Issuers,   the
Administrative Agent and any other holder of any of the Obligations.

                  "SECURITY" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture, dated as of January 28, 2000, between Norwest Bank Minnesota, National Association, as Trustee, and the Borrower, pursuant to which the Senior Subordinated Notes were issued.

                  "SENIOR    SUBORDINATED    NOTES"   means  the  11.25%  Senior
Subordinated Notes due 2005 of the Borrower.

                  "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any letter of credit issued pursuant to SECTION 2.4 which is not a Documentary Letter of Credit.

                  "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTOR" means each Subsidiary of the Borrower party to the Guaranty.

                  "SWING LOAN" has the meaning specified in SECTION 2.3.

                  "SWING LOAN BORROWING" means a borrowing consisting of a Swing Loan.

                  "SWING LOAN LENDER" means Citicorp and each other Lender who becomes the Administrative Agent or who agrees with the approval of the Administrative Agent and the Borrower to act as a Swing Loan Lender hereunder.

                  "SWING LOAN REQUEST" has the meaning specified in SECTION 2.3(B).

                  "TANGIBLE NET WORTH" of any Person means, at any date, the Net Worth of such Person at such date, EXCLUDING, HOWEVER, from the determination of the Total Assets of such Person at such date, (a) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all prepaid expenses, deferred charges or unamortized debt discount and expense, (c) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness, (d) any write-up in the book value of any asset resulting from a revaluation thereof, other than, in the case of the Borrower and its Subsidiaries, as a result of "fresh start" accounting utilized by the Borrower in connection with the Reorganization, and (e) any items not included in clauses (a) through (d) above which are treated as intangibles in conformity with GAAP.

                  "TAX AFFILIATE" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "TAX RETURN" has the meaning specified in SECTION 5.3.

                  "TAXES" has the meaning specified in SECTION 2.16(A).

                  "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "TOTAL ASSETS" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP MINUS (a) any minority interest in non-wholly-owned Subsidiaries that would be reflected on a consolidated balance sheet of such person and its Subsidiaries at such date prepared in conformity with GAAP and (b) any Securities issued by such Person held as treasury securities (to the extent reflected on such Person's balance sheet as assets).

                  "UNFUNDED PENSION LIABILITY" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and
(b) the aggregate  amount of withdrawal  liability  that could be assessed under
Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "UNUSED COMMITMENT FEE" has the meaning specified in SECTION 2.12(A).

                  "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "WARRANT AGREEMENT" means the agreement dated January 28, 2000 between the Borrower and ChaseMellon Shareholder Services, L.L.C., pursuant to which the Warrants were issued.

                  "WARRANTS" mean the warrants to acquire up to 5% of the Borrower, as more fully described in the Plan of Reorganization and the Warrant Agreement.

                  "WELLSPRING" means collectively, Wellspring Capital Management L.L.C., Co-Investment Partners, L.P., Ontario Teachers Pension Plan Board and any Affiliate of the foregoing, (including, without limitation, PTB Acquisition Company, LLC) and shall also mean the direct and indirect general partners, shareholders or managing members of the foregoing or any Affiliate that is a partnership or a limited liability company.

                  "WITHDRAWAL LIABILITY" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  "WORKING CAPITAL" means, for any Person at any date, the amount by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

                  "YEAR 2000 COMPLIANT" means the ability of hardware, firmware or software systems associated with information processing and delivery, operations or services, operated by, provided to or otherwise necessary to the business or operations of the Borrower or its Subsidiaries to recognize and properly perform date-sensitive functions involving certain dates prior to, and at any date after, December 31, 1999.

          SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding" and the word "THROUGH" means "to and including."

          SECTION 1.3.        ACCOUNTING TERMS AND PRINCIPLES.

          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in SECTION 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by ARTICLE V or ARTICLE VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that for purposes of this Agreement only, no change in GAAP that would affect a calculation that measures compliance with any covenant contained in ARTICLE V or ARTICLE VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

          SECTION 1.4.      CERTAIN TERMS.

          (a) The words "HEREIN," "HEREOF" and "HEREUNDER" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c) Each agreement defined in this ARTICLE I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) Except as expressly stated to the contrary, the term "INCLUDING" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

          (f) The terms "LENDER," "ISSUER" and "ADMINISTRATIVE AGENT" include their respective successors.

          (g) Upon the appointment of any successor Administrative Agent pursuant to SECTION 10.6, references to Citicorp in SECTION 10.3 and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                  THE FACILITY

          SECTION 2.1. THE REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "REVOLVING LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that at no time shall any Lender be obligated to make a Revolving Loan (i) in excess of such Lender's Ratable Portion of the Available Credit and (ii) to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this SECTION 2.1.

          SECTION 2.2.      BORROWING PROCEDURES.

          (a) Each Revolving Credit BorrowinG shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) on the date of the proposed Borrowing, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of EXHIBIT C (a "NOTICE OF BORROWING"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Revolving Loans shall be made as Base Rate Loans unless (subject to SECTION 2.14) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to SECTION 2.14(A). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed
Borrowing or, in the case of Base Rate Loans in respect of which the Administrative

Agent  has
received the Notice of Borrowing on the date of the proposed Borrowing, 1:00 P.M., make available to the Administrative Agent at its address referred to in
SECTION 11.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in SECTIONS 3.1 and 3.2, the Administrative Agent will make such funds available to the Borrower.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this SECTION 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

          (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "NON-FUNDING LENDER"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

          SECTION 2.3.      SWING LOANS.

          (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "SWING LOAN") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount at any time outstanding at any time not to exceed the lesser of $10,000,000 and the Swing Loan Lender's Ratable Portion of the Available Credit; PROVIDED, HOWEVER, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days of its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this SECTION 2.3(A), amounts of Swing Loans repaid may be reborrowed under this SECTION 2.3(A).

          (b) In order to request a Swing Loan, the Borrower shall telecopy to the Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "SWING LOAN REQUEST"), to be received by the Administrative Agent not later than 1:00 p.m. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent which will make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in SECTION 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 3.2 hereof have been satisfied in connection with the making of any Swing Loan.

          (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 a.m. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

          (d) The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in subsection (e) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

          (e) The Administrative Agent shall forward each notice referred to in CLAUSE (C) above and each demand referred to in CLAUSE (D) above to each Lender on the day such notice or such demand is received by the Administrative Agent
(except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in SECTION 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 a.m. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in CLAUSE (F) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

          (f) Upon the occurrence of a Default under SECTION 9.1(F), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to CLAUSE (E) above, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to CLAUSE (E) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

          (g) From and after the date on which any Lender is deemed to have made a Revolving Credit Loan pursuant to CLAUSE (E) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to CLAUSE (F) above, a Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to CLAUSE (E) or (F) above.

          SECTION 2.4.      LETTERS OF CREDIT.

          (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                    (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in SECTIONS 3.1 and 3.2 is not then satisfied;

                    (iii) after giving effect to the issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

                    (iv) after giving effect to the issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds $15,000,000 (the "LETTER OF CREDIT SUBLIMIT"); or

                    (v)      any  fees  due  in  connection  with  a   requested
                  issuance have not been paid;

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit. No Letter of Credit may be issued without the consent of the Administrative Agent.

          (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof, or (ii) be less than thirty days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in CLAUSE (II) above).

          (c) In connection with the issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of EXHIBIT D (or in such other written or electronic form as is acceptable to the Issuer) (a "LETTER OF CREDIT REQUEST"), of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than $100,000, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the requested issuance of such Letter of Credit.

          (d) Subject to the  satisfaction of the  conditions set  forth in this
SECTION 2.4, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in
SECTION 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

          (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "LETTER OF CREDIT REIMBURSEMENT AGREEMENT"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

          (f) Each Issuer shall:

                    (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender).

                    (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                    (iii) no later than the tenth (10th) Business Day following the last day of each Fiscal Month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

          (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

          (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this CLAUSE (H) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Credit Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of

Default under SECTION 9.1(F) and notwithstanding whether or not the conditions precedent set forth in SECTION 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this CLAUSE (H), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

          (i) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                    (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                    (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                    (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                    (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                    (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

          (j) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by CLAUSE (I) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

          SECTION 2.5. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS.

          (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to SECTIONS 2.9(A) or 2.9(E)(I) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

          SECTION 2.6. REPAYMENT OF LOANS. The Borrower shall repay the entire unpaid principal amount of the Revolving Loans and all other Obligations on the Scheduled Termination Date.

          SECTION 2.7.      EVIDENCE OF DEBT.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

          (c) The entries made in the accounts  maintained  pursuant  to CLAUSES
(A) and (B) of this SECTION 2.7 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Credit Loans of such Lender, substantially in the form of EXHIBIT B, and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Revolving Credit Notes payable to the order of the payee named therein.

          SECTION 2.8.      OPTIONAL PREPAYMENTS.

          (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; PROVIDED, HOWEVER, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to SECTION 2.14(E); and, PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate principal amount not less than $2,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Credit Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (b) The Borrower shall have no right to prepay the principal amount of any Revolving Loan other than as provided in this SECTION 2.8.

          SECTION 2.9.      MANDATORY PREPAYMENTS.

          (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale or a Debt Issuance, the Borrower shall immediately prepay the Loans in an amount equal to 100% of such Net Cash Proceeds, and (ii) from an Equity Issuance, the Borrower shall immediately prepay the Loans in an amount equal to 50% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with SECTION 2.9(B) below.

          (b) Any prepayments made by the Borrower required to be applied in accordance with this SECTION 2.9(B) shall be applied as follows: FIRST, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; SECOND, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and THEN, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in SECTION 9.3 until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of Revolving Loans and Swing Loans required to be applied in accordance with this SECTION 2.9(B) or SECTION 2.9(E)(I) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided therein.

          (c) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceed the Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in SECTION 9.3 to the extent required to eliminate such excess.

          (d) Upon the occurrence of a Cash Sweep Event, the Borrower agrees that all available funds in the Concentration Account shall be applied on a daily basis FIRST to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; SECOND to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and THIRD to any other Obligation then due and payable.

          (e) (i) Except as provided in CLAUSE (II) below, promptly, and in any event within 10 days of receipt by the Administrative Agent, the Borrower or any Subsidiary Guarantor of any Net Cash Proceeds in excess of $500,000 (for each occurrence) from payments of insurance on account of the loss or damage to any assets or property, or payments of compensation for any such assets or property taken by condemnation or eminent domain, the applicable party receiving such Net Cash Proceeds shall notify the other parties of such receipt in writing, and not later than 30 days following such receipt of notice, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such Net Cash Proceeds.

                      (ii) The Borrower may elect, by written notice delivered to the Administrative Agent no later than the date on which prepayment would otherwise be required under CLAUSE (I) above, to apply all or a portion of such Net Cash Proceeds to the replacement or repair of such assets or property; PROVIDED, HOWEVER, that if within 150 days of such election, such replacement or repair has not commenced, or is abandoned or otherwise discontinued or not diligently pursued, 100% of the Net Cash Proceeds shall be immediately applied to the Loans in accordance with SECTION 2.9(B). If the Borrower makes an election under this CLAUSE (II), then the Borrower shall apply such Net Cash Proceeds to the repayment of the Loans (but not in permanent reduction of the Revolving Credit Commitments) and any remaining proceeds shall be maintained in the Cash Collateral Account and may not be withdrawn by the Borrower other than for the replacement or repair specified in the Borrower's election notice. The Administrative Agent shall be entitled to require proof that the proceeds of any such withdrawal are being applied for the purposes specified in the Borrower's election notice.

          SECTION 2.10.     INTEREST.

          (a) RATE OF INTEREST. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in SECTION 2.10(C), as follows:

                    (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, PLUS (B) the Applicable Margin; and

                    (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, PLUS (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

          (b) INTEREST PAYMENTS. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month; (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 2.10(A) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

          SECTION 2.11.     CONVERSION/CONTINUATION OPTION.

          (a) The Borrower may elect (i) at any time to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans, or
(ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest

Period; PROVIDED, HOWEVER, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of EXHIBIT F hereto (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of SECTION 2.14. If, within the time period required under the terms of this SECTION 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          SECTION 2.12.     FEES.

          (a) UNUSED COMMITMENT FEE. The Borrower agrees to pay to each Lender a commitment fee on the average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings (the "UNUSED COMMITMENT FEE") from the date hereof until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the Closing Date and (ii) on the Revolving Credit Termination Date.

          (b) LETTER OF CREDIT FEES. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                    (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

                    (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; PROVIDED, HOWEVER, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                    (iii)    to the Issuer of any Letter of Credit, with respect

                  to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          (c)  ADDITIONAL  FEES.  The  Borrower  has   agreed  to  pay   to  the
Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

          SECTION 2.13.     PAYMENTS AND COMPUTATIONS; PROTECTIVE ADVANCES.

          (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in SECTION 11.8 in immediately available funds without set-off or counterclaim. The
Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in CLAUSES (E) and (F) of this SECTION 2.13, as applicable, for the account of their respective Applicable Lending Offices; PROVIDED, HOWEVER, that amounts payable pursuant to SECTION 2.14(C), 2.14(E), 2.15 or 2.16 shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of (i) 365 days (in the case of Base Rate Loans and fees) and (y) 360 days (in the case of Eurodollar Rate Loans), and in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the

Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (e) Subject to the provisions of CLAUSE (F) of this SECTION 2.13 and (except as otherwise provided in SECTION 2.9), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied FIRST, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; SECOND, to pay all other Obligations then due and payable; and THIRD, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

          (f) After the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to SECTION 9.1, apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

                    (i)      FIRST, to pay interest on and then principal of any

                  portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                    (ii) SECOND, to pay interest on and then principal of any Swing Loan;

                    (iii) THIRD, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent;

                    (iv) FOURTH, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

                    (v) FIFTH, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                    (vi) SIXTH, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                    (vii) SEVENTH, to pay or prepay principal payments on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in SECTION 9.3, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, and Obligations owing with respect to Hedging Contracts; and

                    (viii)   EIGHTH,  to   the  ratable  payment  of  all  other
                  Obligations;

PROVIDED, HOWEVER, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses FIRST through EIGHTH, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses FIRST through EIGHTH of this SECTION 2.13(F) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuing Bank, or any other Person. The order of priority set forth in clauses FIRST through FIFTH of this
SECTION 2.13(F) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders.

          (g) All payments of principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations may, at the option of the Administrative Agent, be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to SECTION 2.3(A), and the Lenders to make Revolving Loans pursuant to SECTION 2.2(A), from time to time in such Swing Loan Lender's, or such Lender's discretion, which are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in SECTION 3.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

          SECTION 2.14.     SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

          (a) DETERMINATION OF INTEREST RATE. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "EURODOLLAR RATE." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

          (b) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) INCREASED COSTS. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this SECTION 2.14(D) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (e) BREAKAGE COSTS. In addition to all amounts required to be paid by the Borrower pursuant to SECTION 2.10, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 2.11, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to SECTION 2.9) on a date which is not the last day of the applicable Interest Period,
(iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in SECTION 2.14(B), or
(iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities (which statement shall show in reasonable detail the factual basis for and the computation of such losses, expenses and liabilities), and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          SECTION 2.15. CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

          SECTION 2.16.     TAXES.

          (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and taxes measured by its net income and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located and taxes measured by its net income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "OTHER TAXES").

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.16) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in SECTION 11.8, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.16 shall survive the payment in full of the Obligations.

          (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of either IRS Form 4224 or Form 1001, or in the case of a Non-U.S. Lender claiming exemption under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8 or Form W-9, or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) Any Lender claiming any additional amounts payable pursuant to this SECTION 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          SECTION  2.17.      SUBSTITUTION  OF  LENDERS.  In the  event that (a)
(i) any Lender makes a claim under SECTION 2.14 (C) or SECTION 2.15, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to SECTION 2.14(D), or (iii) the Borrower is required to make any payment pursuant to SECTION 2.16 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in CLAUSES (A)(I),
(II), (III) or (IV)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; PROVIDED, HOWEVER, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this
SECTION 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "LENDER" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

          SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to issue Letters of Credit on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

          (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                    (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Revolving Credit Note or Revolving Credit Notes of the Borrower conforming to the requirements set forth herein;

                    (ii)     the Guaranty,  duly  executed  by  each  Subsidiary
                  Guarantor;

                    (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Subsidiary Guarantor, together with:

                              (A) evidence satisfactory to the Administrative Agent that the Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral (subject to Customary Permitted Liens), including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Closing Date);

                              (B) share certificates representing all of certificated Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such share certificates executed in blank;

                              (C) all instruments representing Pledged Notes being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank; and

                              (D) Control Account Letters from all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and such Subsidiary Guarantor.

                    (iv) a favorable opinion of (A) Alston & Bird LLP, counsel to the Loan Parties, in substantially the form of EXHIBIT G, (B) Catherine O. Hasbrouck, general counsel to the Loan Parties, (C) counsel to the Loan Parties in New York, Georgia, Pennsylvania, Texas, South Carolina and California, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and
                  (C)   counsel   to  the   Administrative   Agent   as  to  the
                  enforceability of the Credit Agreement and the other Loan Documents to be executed on the Closing Date;

                    (v) a copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower;

                    (vi) a copy of the Disclosure Statement, certified by the Secretary or an Assistant Secretary of the Borrower (A) to be a true, complete and correct copy of such document, (B) to have been duly authorized by the Borrower's Board of Directors and to have been duly executed by the Borrower and filed with the Bankruptcy Court and (C) not to have been amended from the form so certified, or rescinded;

                    (vii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) that attached thereto is a true, correct and complete copy of the Confirmation Order (including the Plan of Reorganization attached to the Confirmation Order) and (B) that no appeal or motion for rehearing has been filed in connection with such Confirmation Order;

                    (viii) a copy of the articles or certificate of incorporation (or equivalent organizational documents) of each Loan Party, certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                    (ix) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                    (x) a certificate of the Chief Financial Officer of the Borrower, stating that the Borrower is Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with SECTION
                  7.9 and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                    (xi) a certificate of a Responsible Officer to the effect that (A) the condition set forth in SECTION 3.2(B) has been satisfied and (ii) no litigation not listed on SCHEDULE
                  4.7 shall have been commenced against any Loan Party or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

                    (xii) (A) monthly Projections through December 31, 2000 prepared by the Chief Financial Officer of the Borrower and
                  (B) financial models prepared by the Chief Financial Officer of the Borrower for the period commencing on the Closing Date and ending on the last day of the Borrower's Fiscal Year end in 2003, in the form approved by the Board of Directors of the Borrower, reflecting the financial effects of the Reorganization on the Borrower and its Subsidiaries;

                    (xiii) evidence satisfactory to the Administrative Agent that the insurance policies required by SECTION 7.5 and any Collateral Document are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries; and

                    (xiv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

          (b) CASH MANAGEMENT. The Administrative Agent shall be satisfied that, as of the Closing Date, the procedures with respect to cash management required by SECTION 7.12 and the Collateral Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed Blocked Account Letters executed by such Loan Party in connection therewith.

          (c) FEES AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees due and payable on or before the Closing Date (including all such fees described in the Fee Letter), and all expenses due and payable on or before the Closing Date.

          (d) RELATED DOCUMENTS. The Administrative Agent shall be satisfied that: (i) the terms and conditions of the Related Documents shall not have been amended, waived or modified without the approval of the Administrative Agent (other than non-material amendments, waivers and modifications to such terms that do not in the aggregate materially adversely affect the interests of the Administrative Agent and the Lenders), and (ii) the Related Documents shall have been approved by all corporate action of the Borrower and each of the other parties thereto, shall be in full force and effect and there shall not have occurred and be continuing any material breach or default thereunder.

          (e) CONSENTS, ETC. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents and the Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

          (f) PLAN OF REORGANIZATION. (i) The terms and conditions of the Plan of Reorganization shall not have been amended or modified from the form of the Plan of Reorganization attached to the Confirmation Order without the approval of the Requisite Lenders; (ii) all conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied (or waived with the consent of the Requisite Lenders); (iii) the Confirmation Order shall have become a Final Order; (iv) the Administrative Agent shall be satisfied that the Bankruptcy Court's retention of jurisdiction under the Confirmation Order will not govern the enforcement of the Loan Documents; and (v) the Effective Date of Reorganization shall have occurred.

          (g) FIELD EXAMINATION. The Administrative Agent shall be satisfied with the results of a field examination of the Borrower and its Subsidiaries conducted by Citicorp's internal auditors no more than two weeks prior to the Closing Date.

          (h) ENVIRONMENTAL ASSESSMENTS. For each material piece of real property owned by the Borrower or any of its Subsidiaries, the Administrative Agent shall have received an environmental site assessment report prepared by a consultant acceptable to the Administrative Agent and in a form and scope satisfactory to the Administrative Agent, that demonstrates, to the sole satisfaction of the Lenders, the absence of Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate and no significant risk thereof.

          SECTION 3.2. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

          (a) REQUEST FOR BORROWING OR ISSUANCE OF LETTER OF CREDIT. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

          (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

                    (i)      The  representations  and warranties  set  forth in
                  ARTICLE IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                    (ii) no Default or Event of Default has occurred and is continuing; and

                    (iii) the Borrower shall have delivered the Borrowing Base Certificate required by SECTION 6.1(H).

          (c) BORROWING BASE. After giving effect to the Loans or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, the Revolving Credit Obligations shall not exceed the Maximum Credit at such time.

          (d) NO LEGAL IMPEDIMENTS. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

          (e) TITLE/LIEN PRIORITY. In jurisdictions where a revolving credit endorsement is not available, the Administrative Agent shall have received such endorsements to Mortgagee's Title Insurance Policies for each parcel of Eligible Real Property, in form and substance satisfactory to the Administrative Agent in its sole discretion, as the Administrative Agent shall require, including "bring down endorsements" to insure that, after giving effect to such advance of the Loan or Letter of Credit, the Liens created by the applicable Mortgages and insured by such Mortgagee's Title Insurance Policies constitute valid first priority Liens on such parcels of Real Property, free and clear of all defects and encumbrances, except those referred to in such Mortgagee's Title Insurance Policies at the time such policies were originally issued to the mortgagee, and that each Mortgagee's Title Insurance Policy is in an amount equal to the Mortgage Value of the applicable parcel of Eligible Real Property as of the closing date of such Loan or Letter of Credit.

          (f) ADDITIONAL MATTERS. The Administrative Agent shall have received such additional information and materials as the Administrative Agent may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in SECTION 3.2(B) on the date of the making of such Loan or the issuance of such Letter of Credit.

          SECTION 3.3. CONDITIONS TO INCREASED FIXED ASSET AMOUNT AVAILABILITY. The obligation of each Lender to make Loans (and of each Issuer to issue Letters of Credit) to the Borrower based upon the eligibility criteria set forth in clause (B) of the definition of "FIXED ASSET AMOUNT" is subject to the receipt by the Administrative Agent within 60 days after the Closing Date of the following documents in form and substance reasonably satisfactory to the Administrative Agent (with sufficient copies for each lender):

          (a) Mortgages covering the Borrower's Real Property located in Gaffney, South Carolina, Macon, Georgia, Waco, Texas, Norcross, Georgia and Harmony, Pennsylvania, together with current as-built surveys, zoning letters (if reasonably available) and certificates of occupancy (if reasonably available), in each case reasonably satisfactory in form and substance to the Administrative Agent; (B) Mortgagee's Title Insurance Policies insuring such Mortgages sufficient to create a valid and enforceable first priority Lien (subject to Liens permitted under SECTION 8.2) on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (C) an opinion of counsel in each state in which any such Mortgage is to be recorded opining as to the enforceability of such Mortgage and addressing such other matters as any Lender through the Administrative Agent may reasonably request, subject to typical or reasonable qualifications and assumptions and otherwise in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agent that, on and as of the Closing Date, after giving effect to the Reorganization and the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by SECTION 3.2(B)(I):

          SECTION 4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and
(f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          SECTION 4.2.        CORPORATE   POWER;   AUTHORIZATION;    ENFORCEABLE
OBLIGATIONS.

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                    (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                    (ii) have been or, at the time of delivery thereof pursuant to ARTICLE III will have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                    (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective Constituent Documents,
                  (B) violate any other Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or
                  (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                    (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on SCHEDULE 4.2 and which have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to SECTION 3.1, and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          SECTION 4.3.        OWNERSHIP OF BORROWER; SUBSIDIARIES.

          (a) The authorized capital stock of the Borrower consists of 25,000,000 shares of common stock, $.01 par value per share, of which 11,891,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right (other than the Option Agreement, the Warrant Agreement, any shareholder agreements or stock option plans with respect to the Borrower). There are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares (other than the Option Agreement, the Warrant Agreement, any shareholder agreements or stock option plans with respect to the Borrower).

          (b) Set forth on SCHEDULE 4.3 hereto is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement). Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents or the Senior Subordinated Note Indenture. The

Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by SECTION 8.3.

          SECTION 4.4.        FINANCIAL STATEMENTS.

          (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 28, 1998, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 26, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at September 26, 1999, and said statements of income, retained earnings and cash flows for the nine months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Except as disclosed on SCHEDULE 4.8, as of the Closing Date, neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in CLAUSE (A) above or in the notes thereto or permitted by this Agreement.

          (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the three year period beginning on January 1, 2000 on a month by month basis. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

          SECTION 4.5. MATERIAL ADVERSE CHANGE. Since September 30, 1999, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          SECTION 4.6. SOLVENCY. After giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Reorganization and the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

          SECTION 4.7. LITIGATION. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate would not have a Material Adverse Effect. The performance of any action by any Loan

Party required or contemplated by any of the Loan Documents or the Related Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). SCHEDULE 4.7 lists all litigation pending against any Loan Party at the date hereof which, if adversely determined, would have a Material Adverse Effect.

          SECTION 4.8.      TAXES.

          (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where such Tax Returns are contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as disclosed on SCHEDULE 4.8, as of the Closing Date no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax
Affiliates from their respective employees for all periods in material compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) As of the Closing Date and except as listed on SCHEDULE 4.8, none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

          SECTION 4.9. FULL DISCLOSURE. The information prepared or furnished by or on behalf of the Borrower and its Subsidiaries in connection with this Agreement or the Related Documents or the consummation of the financing and the Reorganization taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

          SECTION 4.10. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

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

          SECTION 4.11.     NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

          (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under SECTION 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

          (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

          SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "HOLDING COMPANY," or an "AFFILIATE" or a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

          SECTION 4.13. USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) to pay any administrative, priority, secured and unsecured claims of the Borrower in connection with the Reorganization, to pay professional fees and to pay related transaction costs, fees and expenses and (b) for working capital and general corporate purposes.

          SECTION 4.14.     INSURANCE.  All policies of insurance of any kind or

nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Borrower or any of its Subsidiaries has been refused insurance for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

          SECTION 4.15.     LABOR MATTERS.

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of their respective Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

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

          (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened against or involving the Borrower or any of it Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

          (c) Except as set forth on SCHEDULE 4.15, as of the Closing Date, there is no collective bargaining agreement covering any of the employees of the Borrower or its Subsidiaries.

          (d) SCHEDULE 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

          SECTION 4.16.     ERISA.

          (a) SCHEDULE 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

          (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

          (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

          (e) Except to the extent set forth on SCHEDULE 4.16, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          SECTION 4.17.     ENVIRONMENTAL MATTERS.

          (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate would not have a Material Adverse Effect.

          (b) None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or

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

pursuant to Environmental Laws other than those that in the aggregate would not have a Material Adverse Effect.

          (c) Except as disclosed on SCHEDULE 4.17, none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 ET SEQ., the regulations thereunder or any state analog.

          (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by the Borrower or any of its Subsidiaries which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate would not have a Material Adverse Effect.

          (e) As of the date hereof,  no Environmental Lien has  attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstance or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

          (f) The Borrower and each of its Subsidiaries has provided the Lenders with copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any of their real property that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

          SECTION 4.18. INTELLECTUAL PROPERTY. Other than Intellectual Property (as defined in the Pledge and Security Agreement) owned or licensed by customers of the Borrower or any of its Subsidiaries and used by the Borrower or any of its Subsidiaries at the direction of such customers, the Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, valid patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses as such businesses are currently being conducted, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries, other than any such infringements or conflicts that in the aggregate have no Material Adverse Effect. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries materially infringes upon or conflicts with any rights including any of the Intellectual Property owned by any other Person, and no claim or litigation regarding any of the foregoing including Intellectual Property is pending or threatened, other than any such infringements or conflicts which do not (in the aggregate) have a Material Adverse Effect.

          SECTION 4.19.     TITLE; REAL PROPERTY.

          (a) Each of the Borrower and its Subsidiaries has good, marketable and indefeasible fee simple title to, or valid leasehold interests in, all Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, free and clear of any liens, encumbrances and charges whatsoever except Liens permitted under SECTION 8.2. The Borrower and its Subsidiaries


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

have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property.

          (b) Set forth on SCHEDULE 4.19 hereto is a complete and accurate list of all Real Property owned by each Loan Party and its Subsidiaries showing as of the Closing Date the street address, county or other relevant jurisdiction, state, and record owner.

          (c) All components of all improvements included within the Real Property owned or leased by any Loan Party or any of its Subsidiaries (collectively, "IMPROVEMENTS"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are maintained in good working order and repair, ordinary wear and tear excepted, except where the failure to so maintain would not have a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the Real Property owned or leased by such Loan Party or Subsidiary to continue to be used and operated in the manner currently being used and operated, and no Loan Party nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof, other than any such terminations or impairments which do not in the aggregate have a Material Adverse Effect. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property owned or leased by any Loan Party or any of its Subsidiaries.

          (d) As of the Closing Date, no portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. Except as set forth in the surveys, no portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

          (e) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

          (f) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

          SECTION 4.20.     RELATED DOCUMENTS.

          (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

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

                    (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

                    (ii)     have   been   duly  authorized  by  all   necessary
                  corporate   or  other   action,   including   the  consent  of
                  stockholders where required;

                    (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that in the aggregate would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

                    (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date and none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Borrower over any of its Subsidiaries or those which in the aggregate, if not obtained, would not have a Material Adverse Effect.

          (b) Each of the Related Documents has been or at the Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by SECTION 8.11, and each of the representations and warranties therein are true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

          (d) The Obligations constitute "Senior Indebtedness" as defined in the Senior Subordinated Note Indenture.

          SECTION 4.21. YEAR 2000 COMPLIANCE. The business and operations of the Borrower and its Subsidiaries have not been adversely affected by the risk that computer applications used by the Borrower and its Subsidiaries may not be Year 2000 Compliant.

                                   ARTICLE V

                               FINANCIAL COVENANTS

                  As long as there are any Revolving Credit Outstandings or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

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

          SECTION 5.1. MAXIMUM LEVERAGE RATIO. The Borrower will maintain a Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day (which compliance shall be maintained from the beginning of the first day of such four fiscal-quarter period through the end of the last day of such period), of not more than the maximum ratio set forth opposite such Fiscal Quarter:

        FISCAL QUARTER ENDING             MAXIMUM LEVERAGE RATIO
--------------------------------------- ---------------------------
            April 1, 2001                       4.75 to 1
             July 1, 2001                       4.75 to 1
          September 30, 2001                    4.75 to 1
          December 30, 2001                     4.50 to 1
            March 31, 2002                      4.50 to 1
            June 30, 2002                       4.50 to 1
          September 29, 2002                    4.50 to 1
          December 29, 2002                     4.00 to 1


          SECTION 5.2. MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth opposite such Fiscal Quarter:

        FISCAL QUARTER ENDING              MINIMUM FIXED
                                         CHARGE  COVERAGE
                                              RATIO
--------------------------------------- ---------------------------
            April 1, 2001                       1.00 to 1
             July 1, 2001                       1.00 to 1
          September 30, 2001                    1.00 to 1
          December 30, 2001                     1.00 to 1
            March 31, 2002                      1.00 to 1
            June 30, 2002                       1.00 to 1
          September 29, 2002                    1.00 to 1
          December 29, 2002                     1.00 to 1


          SECTION 5.3. MINIMUM EBITDA. The Borrower will have, as of the last day of each Fiscal Quarter set forth below, EBITDA for the four Fiscal Quarters ending on such day (or with respect to the Fiscal Quarters ending on or before December 31,2000, the period commencing on the Closing Date and ending on the last day of such Fiscal Quarter) of not less than the following:

       FISCAL QUARTER ENDING                 MINIMUM EBITDA
------------------------------------- -----------------------------
           March 26, 2000                      $3,000,000
            June 25, 2000                      $13,000,000



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

         September 24, 2000                    $23,000,000
          December 31, 2000                    $34,000,000


SECTION 5.4. MAINTENANCE OF TANGIBLE NET WORTH. The Borrower will maintain during each Fiscal Quarter set forth below a Tangible Net Worth of not less than the minimum amount set forth opposite such Fiscal Quarter:

        FISCAL QUARTER ENDING             MINIMUM TANGIBLE
                                              NET WORTH
--------------------------------------- --------------------------
            March 26, 2000                     $95,000,000
            June 25, 2000                      $95,000,000
          September 24, 2000                   $95,000,000
          December 31, 2000                    $97,500,000
            April 1, 2001                     $100,000,000
             July 1, 2001                     $102,500,000
          September 30, 2001                  $106,250,000
          December 30, 2001                   $110,000,000
            March 31, 2002                    $111,250,000
            June 30, 2002                     $118,000,000
          September 29, 2002                  $123,000,000
          December 29, 2002                   $129,000,000

SECTION 5.5. CAPITAL EXPENDITURES. The Borrower will not permit Capital Expenditures to be made or incurred during each of the Fiscal Years set forth below to be in excess of the maximum amount set forth below for such Fiscal
Year:

             FISCAL YEAR                     MAXIMUM CAPITAL
                                               EXPENDITURES
--------------------------------------- --------------------------
                 2000                          $30,000,000
                 2001                          $30,000,000
                 2002                          $34,000,000


PROVIDED, HOWEVER, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year.

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

                                   ARTICLE VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          SECTION 6.1. FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following Financial Statements:

          (a) MONTHLY REPORTS. Within 30 days after the end of each Fiscal Month in each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and, for the first year following the Closing Date, the figures contained in the monthly Projections, and thereafter, the figures contained in the annual business plan (as described in CLAUSE (E) of this SECTION 6.1), for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

          (b) QUARTERLY REPORTS. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

          (c) ANNUAL REPORTS. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in ARTICLE V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (d) COMPLIANCE CERTIFICATE. Together with each delivery of any financial statement pursuant to CLAUSES (B) and (C) of this SECTION 6.1, a certificate of a Responsible Officer of the Borrower (each, a "COMPLIANCE CERTIFICATE") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin) and demonstrating compliance with each of the financial covenants contained in ARTICLE V which is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

          (e) BUSINESS PLAN. Not later than 30 days prior to the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Borrower for the next succeeding Fiscal Year approved by the Board of Directors of the Borrower, (ii) forecasts prepared by management of the Borrower for each fiscal month in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Revolving Credit Termination Date is scheduled to occur, including, in each instance described in CLAUSE (II) and CLAUSE (III) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based.

          (f) MANAGEMENT LETTERS, ETC. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants.

          (g) INTERCOMPANY LOAN BALANCES. Together with each delivery of any financial statement pursuant to CLAUSE (A) of this SECTION 6.1, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer.

          (h) BORROWING BASE CERTIFICATES. No later than the tenth Business Day of each Fiscal Month, a Borrowing Base Certificate as of the first day of such month executed by a Responsible Officer of the Borrower; PROVIDED, HOWEVER, that if at any time the aggregate Revolving Credit Outstandings exceed 50% of the lesser of (i) $95,000,000 and (ii) the Available Credit, the Borrower shall deliver a Borrowing Base Certificate on the last Business Day of the first week ending after such time and on the last Business Day of each two-week period ending thereafter until such time as such bi-weekly certificate is no longer required hereunder.

          (i) ADDITIONAL INFORMATION. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, business affairs and financial condition of the



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

Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 6.2. DEFAULT NOTICES. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

          SECTION 6.3. LITIGATION. Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower or such Subsidiary, expose the Borrower or such Subsidiary to liability in an amount aggregating $100,000 or more or which, if adversely determined, would have a Material Adverse Effect.

          SECTION 6.4. NOTICES UNDER RELATED DOCUMENTS. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to any Related Document.

          SECTION 6.5. SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which the Borrower sends to its Security holders generally, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

          SECTION 6.6. LABOR RELATIONS. Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower of any of its Subsidiaries is or may become a party, including any strikes, lockouts or other material disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related material liability incurred with respect to the closing of any plant or other facility of any of such Person.

          SECTION 6.7. TAX RETURNS. Upon the request of any Lender, through the Administrative Agent, the Borrower will provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

          SECTION 6.8. INSURANCE. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of

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

such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

          SECTION 6.9. ERISA MATTERS. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

          (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

          (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          SECTION 6.10. ENVIRONMENTAL MATTERS. The Borrower shall provide the Administrative Agent promptly and in any event within 10 Business Days of the Borrower or any Subsidiary learning of any of the following, written notice of any of the following:

          (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $1,000,000 or more;

          (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

          (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

          (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

          (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

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

          (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $1,000,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $1,000,000 or more; and

          (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

          SECTION 6.11.     BORROWING BASE DETERMINATION.

          (a) The Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall request for the purpose of determining the Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested; PROVIDED, HOWEVER, that for the purposes of determining the Fixed Asset Amount, such appraisals shall be obtained in accordance with SECTION 6.11(D). The Borrower shall furnish to the Administrative Agent any information which the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

          (b) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower receives or otherwise gains knowledge that (i) the Borrowing Base is less than 90% of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to
SECTION 6.1(H) or that (ii) the outstanding Revolving Credit Outstandings exceed the Borrowing Base as a result of a decrease therein, and the amount of such excess.

          (c) The Administrative Agent may, at the Borrower's sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

          (d) For the purposes of determining the Fixed Asset Amount in effect on the Closing Date, (i) the orderly liquidation value of the Borrower's Eligible Equipment shall be determined using the valuations set forth in the appraisal dated July 16, 1999 by MB Valuations and (ii) the Fair Market Value of the Borrower's Eligible Real Property shall be determined using the valuations set forth in the appraisal dated July 28, 1999 by Cushman & Wakefield, as reflected in the Borrowing Base Certificate delivered to the Administrative Agent prior to the Closing Date. The Fixed Asset Amount shall be adjusted by the Administrative Agent (A) on the first anniversary of the Closing Date, based upon revised "desktop" valuations of the Borrower's Eligible Equipment and Eligible Real Property undertaken by Citicorp's internal auditors and notified to the Borrower not less than 30 days prior to the first anniversary of the Closing Date, (B) on the second anniversary of the Closing Date, based upon third party appraisals from MB Valuations and Cushman & Wakefield (or any other appraiser reasonably satisfactory to the



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Administrative  Agent)  obtained by Citicorp at the Borrower's  expense not more than 90 nor less than 30 days prior to the second anniversary of the Closing Date, (C) upon any sale of Equipment or Real Property (other than the Excluded Property), by reducing the Fixed Asset Amount by 75% of the orderly liquidation value of the Equipment or 50% of the Fair Market Value of the Real Property which is the subject of any such sale, and (D) by the amount of any reserves then in effect with respect to such Eligible Equipment and Eligible Real Property.

          SECTION 6.12. OTHER INFORMATION. The Borrower will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          SECTION 7.1.        PRESERVATION  OF  CORPORATE  EXISTENCE,  ETC.  The
Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except (i) as permitted by SECTIONS 8.3 and 8.4 and (ii) where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          SECTION 7.2. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

          SECTION 7.3. CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business consistent with past practice and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

          SECTION 7.4. PAYMENT OF TAXES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

          SECTION 7.5. MAINTENANCE OF INSURANCE. The Borrower shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried


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

by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

          SECTION  7.6.  ACCESS.        The  Borrower shall  from  time  to time
permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries,
(b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d)
communicate   directly  with  the  Borrower's   independent   certified   public
accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

          SECTION 7.7. KEEPING OF BOOKS. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

          SECTION 7.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except in each case where the failure to so maintain and preserve would not in the aggregate have a Material Adverse Effect.

          SECTION 7.9. APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in SECTION 4.13.

          SECTION 7.10. ENVIRONMENTAL. The Borrower shall, and shall cause any Subsidiary to comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000, (a) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

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

          SECTION 7.11. ADDITIONAL COLLATERAL AND GUARANTIES. To the extent not delivered to the Administrative Agent on or before the Closing Date, the Borrower agrees promptly to (i) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Material Subsidiary which are owned by the Borrower or any of its Subsidiaries and requested to be pledged by the Administrative Agent; PROVIDED, HOWEVER, that in no event shall the Borrower or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any Material Subsidiary that is not a Domestic Subsidiary, (ii) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) in the case of any such Material Subsidiary that is a Domestic Subsidiary cause such new Material Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Material Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

          SECTION 7.12.      CONCENTRATION ACCOUNT AND CASH MANAGEMENT SYSTEM.

          (a) The Borrower has established the following cash concentration account with Citibank in New York, New York:

   ACCOUNT NO.                   ACCOUNT TITLE
   30422415                      Paragon Trade Brands Concentration
                                 Account (the "CONCENTRATION ACCOUNT")

          (b) The Administrative Agent shall possess sole dominion and control over the Concentration Account. As long as there are any Revolving Credit Outstandings or all of the Revolving Credit Commitments have not been terminated, neither the Borrower nor any Person or entity claiming by, through or under the Borrower shall have any control over the use of the Concentration Account.

          (c) The Borrower shall instruct its Account Debtors to mail their remittances to a Blocked Account and the Borrower agrees to take all steps necessary or desirable, in the Administrative Agent's sole discretion exercised reasonably, to cause its Account Debtors to mail their remittances to such Blocked Account. The Borrower shall mail to the Blocked Account any remittances received directly by it as soon as possible (but in any event no later than the Business Day immediately following receipt).

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

          (d) Each Blocked Account Letter shall provide (i) for all funds received by the Borrower to be deposited in a Blocked Account covered by a Blocked Account Letter and (ii) daily deposit of remittances received in any lockboxes to the Blocked Account.

          (e) On any day on which the aggregate Revolving Credit Outstandings exceed 50% of the lesser of (i) $95,000,000 and (ii) the Available Credit (such event being a "CASH SWEEP EVENT"), the Administrative Agent shall immediately notify each Blocked Account Bank by sending a notice in the form attached as ANNEX A to the Blocked Account Letter. Upon receipt of such notice and on a daily basis thereafter until otherwise notified by the Administrative Agent, all available funds in the Concentration Account shall be applied in the manner set forth in Section 2.9(D). Notwithstanding anything to the contrary contained herein, all cash and Cash Equivalents of the Borrower in excess of $2,000,000 shall be deposited in the Cash Collateral Account.

          SECTION 7.13.     REAL PROPERTY.

          (a) The Borrower shall, within 30 days after the Closing Date (or such later date as shall be acceptable to the Administrative Agent in its sole discretion) deliver such Landlord Lien Waivers and Bailee's Waivers as the Administrative Agent shall request in its sole discretion exercised reasonably.

          (b) The Borrower shall,  and shall cause each  of its Subsidiaries to,
(i) comply in all respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to Real Property, including the Leases set forth in SCHEDULE 4.19, except where the failure to do so would not in the aggregate result in a Material Adverse Effect; (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases, except where such action would not result in a Material Adverse Effect;
(iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease received by the Borrower or any Subsidiary of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any Lease simultaneously with its delivery of such notice under such Lease; and (v) notify the Administrative Agent at least 14 days prior to the date the Borrower or any Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

          (c) If, at any time, the Borrower or any of its Subsidiaries acquires a fee interest in any Real Property not covered by a mortgage, the Borrower or such Subsidiary promptly shall execute, deliver and record a first priority Mortgage in favor of the Administrative Agent on behalf and for the ratable benefit of the Secured Parties covering such Real Property (subordinate only to such Liens as are permitted hereunder), in form and substance satisfactory to the Administrative Agent, and provide the Administrative Agent with a Mortgagee's Title Insurance Policy covering such Real Property in an amount equal to the purchase price of such Real Property, a current ALTA survey thereof and a surveyor's certificate in form and substance satisfactory to the Administrative Agent and such other information reasonably requested by the Administrative Agent.

          (d) At least fifteen (15) Business Days prior to entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of the Borrower or any other Subsidiary Guarantor or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,500,000, at the request of the Administrative Agent the Borrower shall, and shall cause such Subsidiary Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, immediately upon the acquisition of any such Lease, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Lease, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to (i) Liens permitted under
SECTION 8.2 and (ii) such other Liens as the Administrative Agent may reasonably approve.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  As long as there are any Revolving Credit Outstandings or the Revolving Credit Commitments remain outstanding, without the written consent of the Requisite Lenders, the Borrower agrees with the Lenders and the Administrative Agent that:

          SECTION 8.1. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  the Secured Obligations;

          (b) Indebtedness existing on the date of this Agreement and disclosed on SCHEDULE 8.1;

          (c) Guaranty Obligations incurred by the Borrower or any Subsidiary Guarantor in respect of Indebtedness of the Borrower or any Subsidiary Guarantor otherwise permitted by this SECTION 8.1;

          (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $20,000,000 at any time; PROVIDED, HOWEVER, that the Capital Expenditure related thereto is otherwise permitted by SECTION 5.5;

          (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by CLAUSES (B), (D) OR (J) of this SECTION 8.1; PROVIDED, HOWEVER, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on material terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Subsidiary Guarantor or from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or from any Subsidiary to the Borrower or any Subsidiary Guarantor and (ii) from the Borrower or any Subsidiary Guarantor to any Subsidiary of the Borrower that is not a Subsidiary Guarantor; PROVIDED, HOWEVER, that the Investment in the intercompany loan to such Subsidiary is permitted under SECTION 8.3;

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          (g) Indebtedness arising under  any performance or surety bond entered into in the ordinary course of business;

          (h) Indebtedness in respect of the Senior Subordinated Notes in a aggregate principal amount not in excess of $146,000,000 plus the aggregate principal amount of any Secondary Securities issued by the Borrower under the Senior Subordinated Note Indenture pursuant to the provisions of SECTION 2.11 thereof.

          (i) Obligations under Interest Rate Contracts required by SECTION 7.12; and

          (j) unsecured  Indebtedness not otherwise permitted under this SECTION
8.1 in an aggregate outstanding principal amount not to exceed $15,000,000 at any time.

          SECTION 8.2. LIENS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a)  Liens created pursuant to the Loan Documents;

          (b)  Liens  existing on the  date of this  Agreement and  disclosed on
SCHEDULE 8.2;

          (c)  Customary Permitted Liens of the Borrower and its Subsidiaries;

          (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under SECTION 8.1(d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by CLAUSES (B), (D), (E) or
(G) of this SECTION 8.2 without any change in the assets subject to such Lien;

          (f) Liens in favor of lessors securing operating leases; and

          (g) Liens not  otherwise  permitted by the  foregoing  clauses of this
SECTION 8.2 securing obligations or other liabilities (other than Indebtedness) of any Loan Party; PROVIDED, however, that the aggregate outstanding amount of such obligations and liabilities secured by such Liens shall not exceed $2,000,000 at any time.

          SECTION 8.3. INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

          (a) Investments existing on the date of this Agreement and disclosed on SCHEDULE 8.3;

          (b) Investments in cash and Cash Equivalents held (i) in the Cash Collateral Account or in any other accounts maintained by the Borrower and the Subsidiary Guarantors in


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an aggregate  principal  amount (for all accounts other than the Cash Collateral
Account) not to exceed $2,000,000 or (ii) a securities account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

          (c) Investments in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

          (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

          (e) Investments by (i) the Borrower in any Subsidiary Guarantor, or by any Subsidiary Guarantor in the Borrower or any other Subsidiary
Guarantor, and (ii) a Subsidiary that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary, PROVIDED, HOWEVER, that no Investments shall be made by the Borrower or any other Subsidiary in PTB Holdings, Inc.;

          (f) loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business, which loans and advances shall not exceed the aggregate outstanding principal amount of $2,000,000 at any time;

          (g) Investments made after the Closing Date pursuant to the exercise of the Mabesa Option; PROVIDED, HOWEVER, that immediately prior to and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in pro forma compliance with the financial covenants specified in ARTICLE V of this Agreement (and the Administrative Agent shall have received a certificate of the Chief Financial Officer of the Borrower at least 10 Business Days prior to making any such Investment demonstrating such pro forma compliance), (iii) the Available Credit shall equal or exceed $25,000,000 and (iv) the Borrower's accounts and trade payables shall be current in accordance with its usual business practices; and

          (h) Investments not otherwise permitted hereby in an aggregate outstanding amount not to exceed $25,000,000 at any time; PROVIDED, HOWEVER, that immediately prior to and after making any such investment in excess of $5,000,000 (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in pro forma compliance with the financial covenants specified in ARTICLE V of this Agreement (and the Administrative Agent shall have received a certificate of the Chief Financial Officer of the Borrower at least five days prior to making any such Investment demonstrating such pro forma compliance).

          SECTION 8.4. SALE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "ASSET SALE"), except:

          (a) the sale or disposition of inventory in the ordinary course of business;

          (b) the sale or disposition of equipment which has become obsolete or are replaced in the ordinary course of business; PROVIDED, HOWEVER, that (i) the aggregate Fair Market



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Value of all such  equipment  disposed  of in any  Fiscal  Year shall not exceed
$1,500,000 and (ii) following any such disposition, the Fixed Asset Amount shall be adjusted to the extent required by SECTION 6.11(D);

          (c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

          (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

          (e) any Asset Sale to the Borrower or any Subsidiary Guarantor (other than to PTB Holdings Inc.);

          (f) the sale of (i) the Borrower's manufacturing facility located in Brampton, Ontario and (ii) the Borrower's tampon manufacturing equipment line (the "Excluded Property");

          (g) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for its Fair Market Value thereof, payable in cash upon such sale; PROVIDED, HOWEVER, that with respect to any such sale pursuant to this CLAUSE (G), (i) the aggregate consideration received for the sale of all assets sold during any Fiscal Year shall not exceed $5,000,000 and (ii)following any such disposition, the Fixed Asset Amount shall be adjusted to the extent required by SECTION 6.11(D); and

          (h) the sale of all or a portion of the Borrower's equity in Mabesa or all or a portion of the Mabesa Option, in each case concurrently with the exercise of the Mabesa Option.

          SECTION 8.5. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except (i) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor and by the Borrower to any Subsidiary Guarantor and (ii) the repurchase, redemption or other acquisition or retirement for value of any Stock or Stock Equivalents held by any member of the Borrower's management or Board of Directors pursuant to any management or directors' equity subscription agreement or stock option agreement.

          SECTION 8.6. RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower will not, and will not permit any of its Subsidiaries to (a) merge with any Person,
(b) consolidate with any Person, (c) except in connection with an investment permitted by Section 8.3, acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) except in connection with an investment permitted by Section 8.3, acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) except in connection with any Investment permitted by SECTION 8.3, enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary unless, after giving effect thereto, the Borrower is in compliance with SECTION 7.11; PROVIDED, HOWEVER, that the provisions of this Section 8.6 shall not apply to (i) any transfer of the assets of a Subsidiary to the Borrower or another Subsidiary Guarantor (other than to PTB Holdings Inc.), or (ii) any merger of a Subsidiary Guarantor into the Borrower, or (iii) any merger of any Subsidiary into the Borrower or any Subsidiary Guarantor.

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

          SECTION 8.7. CHANGE IN NATURE OF BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

          SECTION 8.8. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower which is not a Subsidiary of the Borrower except as permitted by SECTION 8.3; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (d) repay any Indebtedness to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a Subsidiary Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary Guarantor than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate, (ii) salaries and other employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels, (iii) transactions contemplated by Existing Foreign Joint Venture Agreements, the Option Agreement and the Warrant Agreement (as such agreements are in effect on the Closing Date) to the extent such payments are otherwise permitted under the Loan Documents and (iv) between the Borrower or any Subsidiary, on the one hand, and each of The Procter & Gamble Company and Kimberly Clark Corporation, on the other, relating to technology licenses.

          SECTION 8.9. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than pursuant to the Loan Documents and the Senior Subordinated Note Indenture and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (B), (D), (E) or
(J) of SECTION 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          SECTION 8.10. MODIFICATION OF CONSTITUENT DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially and adversely affect the rights and privileges of the Borrower or any of its Subsidiaries, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

          SECTION 8.11. MODIFICATION OF RELATED DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement,



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waive or otherwise  modify any provision of any Related Document (other than the
Senior Subordinated Notes, the Senior Subordinated Note Indenture or any agreement entered into in connection therewith) or (b) permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if (in each case) to do so would have a Material Adverse Effect.

          SECTION 8.12. MODIFICATION OF SENIOR SUBORDINATED NOTES; The Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture or any agreement entered into in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Senior Subordinated Notes; (b) change the dates upon which payments of principal or interest are due on such Senior Subordinated Notes other than to extend such dates; (c) amend any provisions thereof describing default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Senior Subordinated Notes; (d) change the redemption or prepayment provisions of such Senior Subordinated Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or (e) change or amend any other term if such change or amendment could reasonably be expected to have a Material Adverse Effect.

          SECTION 8.13. ACCOUNTING CHANGES; FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

          SECTION 8.14. MARGIN REGULATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

          SECTION 8.15.     OPERATING LEASES; SALE/LEASEBACKS.

          (a) The Borrower will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $3,000,000 in any Fiscal Year.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction covering any property with an aggregate Fair Market Value in excess of $2,000,000.

          SECTION 8.16. CANCELLATION OF INDEBTEDNESS OWED TO IT. The Borrower will not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice (other than any such cancellation of Indebtedness or claims among the Borrower and the Subsidiary Guarantors or among the Subsidiary Guarantors).

          SECTION 8.17. NO SPECULATIVE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

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

          SECTION 8.18. COMPLIANCE WITH ERISA. The Borrower will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect.

          SECTION 8.19. ENVIRONMENTAL. The Borrower will not, and will not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; PROVIDED, HOWEVER, that the Borrower shall not be deemed in violation of this SECTION 8.19 if, as the consequence of all such Releases, such Loan Party would not incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          SECTION 9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

          (b) The Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor;

          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in ARTICLE V, SECTION 6.1, 6.2, 7.1, 7.6, 7.11, 7.12, or 7.13 or ARTICLE VIII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          e) (i) the Borrower or any of its ubsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $1,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

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

          (f) the Borrower or any of the Subsidiary Guarantors shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of the Subsidiary Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of the Subsidiary Guarantors (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of the Subsidiary Guarantors shall take any corporate action to authorize any of the actions set forth above in this SUBSECTION (F); or

          (g) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $1,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more of the Borrower and its Subsidiaries; or

          (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate; (i) any provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party party thereto, or any Loan Party shall so state in writing; or

          (j) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

          (k)  there shall occur any Change of Control; or

          (l)  there shall occur a Material Adverse Change; or

          (m) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate that were not reflected in the Projections or the Financial Statements delivered pursuant to SECTION 4.4; or

          (n) the Plan of Reorganization shall have been amended or modified in any material respect after the Closing Date without the prior written consent of the Requisite Lenders; or

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

          (o) the Borrower  shall  fail to satisfy  the  conditions set forth in
Section 3.3 within 60 days following the Closing Date.

          SECTION 9.2. REMEDIES. During the continuance of any Event of Default, the Administrative Agent (a) may, and shall at the request of the Requisite Lenders, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (b) may and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in subparagraph (d) above, (i) the Revolving Credit Commitments of each Lender to make Loans and of each Lender and Issuer to issue or participate in Letters of Credit shall automatically be terminated and (ii) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          SECTION 9.3. ACTIONS IN RESPECT OF LETTERS OF CREDIT. Upon the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in SECTION 12.3, for deposit in the Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in the Cash Collateral Account, apply funds then held in the Cash Collateral Account to the payment of any amounts, in accordance with SECTION 2.13(F), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; PROVIDED, HOWEVER, that the failure to give such written notice shall not invalidate any such application. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations.

          SECTION 9.4. RESCISSION. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 11.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and


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the Issuers to a decision  which may be made at the  election  of the  Requisite
Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

          SECTION 10.1.     AUTHORIZATION AND ACTION.

          (a) Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) In performing its functions and duties hereunder and under the Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

          SECTION 10.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with SECTION 11.2; (b) may rely on the Register to the extent set forth in SECTION


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11.2(C);  (c) may consult with legal counsel  (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.3. THE ADMINISTRATIVE AGENT INDIVIDUALLY With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent.

          SECTION 10.4. LENDER CREDIT DECISION. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          SECTION 10.5.     INDEMNIFICATION.  Each Lender  agrees  to  indemnify
the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's


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gross negligence or willful  misconduct.  Without  limiting the foregoing,  each
Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

          SECTION 10.6. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring
Administrative  Agent  may,  on  behalf  of the  Lenders,  appoint  a  successor
Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the Successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this ARTICLE X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 10.7.  CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS.

          (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the


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Borrower's and its Subsidiaries'  respective  deposit accounts  maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers:

                    (i) against all of the Collateral, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

                    (ii) against any assets that are subject to a Lien permitted by SECTION 8.2(D) or (E); and

                    (iii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, against Collateral with a book value of up to $5,000,000, if such release is consented to by the Requisite Lenders, or any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 10.7 promptly upon the effectiveness of any such release.

          SECTION 10.8. COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation which arises under any Hedging Contract or which is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "RELATED OBLIGATIONS") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall


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have no fiduciary  duty,  duty of loyalty,  duty of care,  duty of disclosure or other obligation whatsoever to any holder of Related Obligations; (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation; and (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby; and
(iv) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in SECTION 11.6.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1.     AMENDMENTS, WAIVERS, ETC.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each Lender, in addition to the Requisite Lenders, do any of the following:

                    (i)       waive any of the conditions  specified  in Section

                  3.1 or 3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

                    (ii) increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations;

                    (iii) extend the scheduled final maturity of any Loan, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that a Section 2.9 does not provide for scheduled dates fixed for payment) or of the Revolving Credit Commitments;

                    (iv)     reduce  the   principal   amount  of  any  Loan  or
                  Reimbursement   Obligation  (other  than  by  the  payment  or
                  prepayment thereof);

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                    (v)       reduce  the  rate  of interest  on  any  Loan   or
                  Reimbursement Obligations or any fee payable hereunder;

                    (vi) postpone any scheduled date fixed for payment of such interest or fees;

                    (vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                    (viii) increase the Advance Rates above the rates set forth in the definition thereof;

                    (ix) release any of the Collateral except as provided in Section 10.7(b) or release any Subsidiary Guarantor from its obligations under the Guaranty except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                    (x) amend Section 10.7(b) or this Section 11.1 or the definition of the terms "REQUISITE LENDERS", "RATABLE PORTION", "FIXED ASSET AMOUNT", "ELIGIBLE INVENTORY", "ELIGIBLE EQUIPMENT", "ELIGIBLE REAL PROPERTY", "ELIGIBLE RECEIVABLE", "ELIGIBLE FINISHED GOODS", "ELIGIBLE RAW MATERIALS", ELIGIBLE WORK-IN-PROCESS", "ELIGIBLE SUPPLIES" and "ELIGIBLE PARTS".

and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          SECTION 11.2.     ASSIGNMENTS AND PARTICIPATIONS.

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Credit Loans, the Swing Loans and the Letters of Credit); PROVIDED, HOWEVER, that (i) such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent


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

of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that notwithstanding any other provision of this SECTION 11.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing.

          (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the
Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of EXHIBIT B.

          (e) In  addition  to  the other  assignment  rights  provided  in this
SECTION 11.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant


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to Regulation A of the Federal Reserve Board without notice to or consent of the
Borrower or the Administrative Agent and (ii) any trustee for the benefit of the holders of such Lender's Securities; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to Revolving Credit Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with SECTION 10.7(B). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of SECTIONS 2.14(D), 2.15 and 2.16 as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under SECTION 2.13, 2.14(D), 2.13 or 2.15, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

          (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this SECTION 11.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to
SECTION 2.04 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          SECTION 11.3.     COSTS AND EXPENSES.

          (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the


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Borrower  and its  Subsidiaries,  as the  case  may be;  (ii)  the  preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of
this  Agreement  and  the  Loans,   including  consultation  with  attorneys  in
connection  therewith and with respect to the Administrative  Agent's rights and
responsibilities   hereunder  and  under  the  other  Loan  Documents;  (v)  the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Reorganization, the Related Documents, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, the Reorganization, the Related Documents, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

          (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default;
(ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or Related Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES (I) through
(III) above.

          SECTION 11.4.     INDEMNITIES.

          (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE III) (each such Person being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or


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other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, the Disclosure Statement, any Related Document, the Plan of Reorganization or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "INDEMNIFIED MATTERS");
PROVIDED,  HOWEVER,  that the Borrower shall not have any obligation  under this
SECTION 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include
(i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in CLAUSES (I), (II), (III) and (IV) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent or such Lender.

          (b) The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

          (c) The Administrative Agent, each Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, Administrative Agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

          (d) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall

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promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this SECTION 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          SECTION 11.5. LIMITATION OF LIABILITY. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 11.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

          SECTION 11.7.     SHARING OF PAYMENTS, ETC.

          (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it (other than pursuant to SECTIONS 2.14, 2.15 or 2.16) in excess of its Ratable Portion of payments obtained by all the Lenders on account of such Obligations, such Lender (a "PURCHASING LENDER") shall forthwith purchase from the other Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

          (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall


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be rescinded and such Selling  Lender shall repay to the  Purchasing  Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

          (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this SECTION 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 11.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

                  (a) if to the Borrower:

                           Paragon Trade Brands, Inc.
                           180 Technology Parkway
                           Norcross, GA 30092
                           Attention:
                           Telecopy no:

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on SCHEDULE II or on the signature page of any applicable Assignment and Acceptance;

                  (c) if to any Issuer, at the address set forth under its name on SCHEDULE II; and

                  (d) if to the Administrative Agent:
                           Citicorp USA, Inc.
                           399 Park Avenue
                           New York, NY 10043
                           Attention:
                           Telecopy no:

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue,
                           New York, New York 10153-0119
                           Attention:  Daniel S. Dokos, Esq.
                           Telecopy no: (212) 310-8007

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited


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in the mails  (if sent by  mail),  or when  properly  transmitted  (if sent by a telecommunications device); PROVIDED, HOWEVER, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

          SECTION 11.9. NO WAIVER; REMEDIES. No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 11.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          SECTION 11.12.       SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company (telecopy no: (212) 728-8111) (the "PROCESS AGENT"), in the case of any suit, action or proceeding brought in the United
States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the Borrower at its address specified in SECTION 11.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower hereby irrevocably consents to the service of any and all legal process,


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summons,  notices and documents in any suit, action or proceeding brought in the
United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in SECTION 11.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this SECTION 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          SECTION 11.13. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          SECTION 11.14. MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 11.15. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          SECTION 11.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

          SECTION 11.17. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          SECTION 11.18. CONFIDENTIALITY. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with its customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this SECTION 11.18.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      PARAGON TRADE BRANDS, INC.


                                      By:   /S/ ALAN J. CYRON
                                            ---------------------------
                                            Name:  Alan J. Cyron
                                            Title:  Chief Financial Officer


                                      CITICORP U.S.A., INC.
                                           as Administrative Agent


                                       By:   /S/ SHAPLEIGH B. SMITH
                                            ---------------------------
                                             Name:  Shapleigh Smith
                                             Title:  Managing Director -
                                                      Global Structural Products


                                       LENDERS

                                       CITIBANK, N.A.


                                       By:   /S/ SHAPLEIGH B. SMITH
                                            ---------------------------
                                             Name:  Shapleigh Smith
                                             Title:  Managing Director -
                                                      Global Structural Products


                                       HELLER FINANCIAL, INC.


                                       By:   /S/ ALBERT J. FORZANO
                                            ---------------------------
                                             Name:  Albert J. Forzano
                                             Title:  Vice President


                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                       By:   /S/ RUSSELL KASOW
                                            ---------------------------
                                             Name:  Russell Kasow
                                             Title:  A.V.P.


                                       NATIONAL CITY COMMERCIAL FINANCE, INC.


                                       By:   /S/ GREGORY A. GODEC
                                            ---------------------------
                                             Name:  Gregory A. Godec
                                             Title:  Sr. V.P.


                                       FLEET CAPITAL CORPORATION


                                       By:   /S/ FRANK DICEGLIE
                                             Name:  Frank Diceglie
                                             Title:  S.V.P.


                                       SUMMIT COMMERCIAL/GIBRALTAR CORP.


                                       By:   /S/ PETER J. HOLLITSCHER
                                            ---------------------------
                                             Name:  Peter J. Hollitscher
                                             Title:  Vice President


                                       THE CIT GROUP/BUSINESS CREDIT


                                       By:   /S/ PATRICK LEE
                                            ---------------------------
                                       Name:  Patrick Lee
                                       Title:  Vice President